UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2006

BRANDYWINE REALTY TRUST

(Exact name of issuer as specified in charter)

MARYLAND	001-9106	23-2413352
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

555 East Lancaster Avenue

Radnor, Pennsylvania 19087

(Address of principal executive offices)

(610) 325-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 9.01	Financial Statements and Exhibits

Signature

Exhibit Index

EX-23.1 CONSENT OF PRICEWATERHOUSECOOPERS LLP

On January 10, 2006, we filed a current report on Form 8-K (the “January 5 Form 8-K”) to report the January 5, 2006 completion of our acquisition of Prentiss Properties Trust (“Prentiss”) pursuant to the Agreement and Plan of Merger dated as of October 3, 2005 (the “Merger Agreement”) that we attached as an exhibit to our Current Report on Form 8-K filed with the SEC on October 4, 2005. In conjunction with the consummation of the mergers (collectively, the “Merger”) through which we acquired Prentiss, designees of The Prudential Insurance Company of America (“Prudential”) acquired those properties of Prentiss that we identified in our October 4 Current Report as the “Prudential Properties.”

In the January 5 Form 8-K, we stated that we would file the required pro forma financial information by amendment to the January 5 Form 8-K. We filed Form 8-K/A on January 19, 2006, to include the required pro forma financial information.

By this Form 8-K/A, we are amending the January 19 Form 8-K/A to include the financial statements of Prentiss Properties Trust as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 and the unaudited pro forma consolidated statement of operations as December 31, 2005. We are not including unaudited pro forma consolidated balance sheets as of December 31, 2005 in this filing since balance sheets reflecting the impact of the merger have been filed in our Quarterly Report on Form 10-Q for the quarters ending March 31, and June 30, 2006.

Item 9.01	Financial Statements and Exhibits

Listed below are the historical financial statements of Prentiss Properties Trust, pro forma financial information and exhibits filed as part of this report:

(i)	Financial Statements of Business Acquired

The financial statements of Prentiss Properties Trust as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005.

(ii)	Pro Forma Financial Information

The pro forma financial information of Brandywine Realty Trust for the year ended December 31, 2005 is filed as part of this Current Report on Form 8-K/A.

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Report of Independent Registered Public Accounting Firm

To Board of Trustees and Shareholders

of Brandywine Realty Trust

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, changes in shareholders’ equity, comprehensive income and cash flows present fairly, in all material respects, the financial position of Prentiss Properties Trust and its subsidiaries (the “Company”) at December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note (1) to the consolidated financial statements, effective January 5, 2006, the Company merged with Brandywine Realty Trust.

As discussed in Note (2) to the consolidated financial statements, effective January 1, 2003, the Company adopted the provisions of Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation Transition and Disclosure,” effective January 1, 2004, the Company adopted the provisions of FASB Interpretation No. 46R, “Consolidation of Variable Interest Entities” and effective December 31, 2005, the Company adopted the provisions of FASB Interpretation No. 47, “Conditional Asset Retirement Obligations.”

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

September 26, 2006

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PRENTISS PROPERTIES TRUST

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31,

	2005	2004

ASSETS
Operating real estate:
Land	$255,259	$341,321
Buildings and improvements	1,277,786	1,789,043
Less: accumulated depreciation	(156,992)	(234,007)

	1,376,053	1,896,357
Properties and related assets held for sale, net	643,024	—
Construction in progress	2,771	23,417
Land held for development	40,344	59,014
Deferred charges and other assets, net	204,912	260,283
Notes receivable, net	—	1,500
Accounts receivable, net	35,110	55,772
Cash and cash equivalents	3,082	8,586
Escrowed cash	33,812	9,584
Investments in securities and insurance contracts	192,910	3,279
Investments in unconsolidated joint ventures and subsidiaries	7,781	12,943
Interest rate hedges	1,564	2,804

Total assets	$2,541,363	$2,333,539

LIABILITIES AND SHAREHOLDERS’ EQUITY
Mortgages and notes payable	$1,275,048	$1,191,911
Mortgages and notes payable related to properties held for sale	89,537	—
Interest rate hedges	—	3,850
Accounts payable and other liabilities	87,283	105,304
Accounts payable and other liabilities related to properties held for sale	18,330	—
Distributions payable	28,617	28,103

Total liabilities	1,498,815	1,329,168

Minority interest in operating partnership	33,412	24,990

Minority interest in real estate partnerships	45,776	35,792

Commitments and contingencies
Preferred shares $.01 par value, 20,000,000 shares authorized, 0 shares issued and outstanding	—	100,000
Common shares $.01 par value, 100,000,000 shares authorized, 52,626,591 and 48,268,845 issued and 49,289,807 and 44,981,888 outstanding at December 31, 2005 and December 31, 2004, respectively	526	483
Additional paid-in capital	1,148,052	1,020,917
Common shares in treasury, at cost, 3,336,784 and 3,286,957 shares at December 31, 2005 and December 31, 2004, respectively	(85,044)	(82,694)
Unearned compensation	(1,971)	(3,386)
Accumulated other comprehensive income	1,440	(302)
Distributions in excess of earnings	(99,643)	(91,429)

Total shareholders’ equity	963,360	943,589

Total liabilities and shareholders’ equity	$2,541,363	$2,333,539

The accompanying notes are an integral part of these consolidated financial statements.

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PRENTISS PROPERTIES TRUST

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Year Ended December 31,

	2005	2004	2003

Revenues:
Rental income	$264,258	$229,317	$193,687
Service business and other income	14,769	13,860	16,489

	279,027	243,177	210,176

Operating expenses:
Property operating and maintenance	73,848	61,863	51,587
Real estate taxes	25,767	20,745	16,834
General and administrative and personnel costs	49,647	11,801	10,988
Expenses of service business	15,221	9,993	10,491
Depreciation and amortization	70,269	58,382	41,309

	234,752	162,784	131,209

Other Expenses:
Interest expense	70,171	56,881	56,392
Amortization of deferred financing costs	5,810	2,329	2,284
(Loss)/income from continuing operations before equity in income of unconsolidated joint ventures and unconsolidated subsidiaries, loss on investment in securities, gain on termination of interest rate hedges, impairment and minority interests	(31,706)	21,183	20,291
Equity in income of unconsolidated joint ventures and unconsolidated subsidiaries	560	2,429	2,555
Loss on investment in securities	—	(420)	—
Gain on termination of interest rate hedges	7,475	—	—
Loss from impairment of mortgage loan	(500)	(2,900)	—
Minority interests	1,216	(1,263)	(8,940)

(Loss)/income from continuing operations	(22,955)	19,029	13,906
Discontinued operations:
Income from discontinued operations	7,934	37,322	41,871
Gain/(loss) from disposition of discontinued operations	133,118	11,957	(4,457)
Loss from debt defeasance and debt repayments related to sale of real estate	(6,167)	(5,316)	—
Minority interests related to discontinued operations	(7,126)	(1,791)	(1,338)

	127,759	42,172	36,076

Income before gain on sale of land and an interest in a real estate partnership	104,804	61,201	49,982
Gain on sale of land and an interest in a real estate partnership	—	1,222	9,435
Cumulative effect of a change in accounting principle	(1,758)	—	—

Net income	$103,046	$62,423	$59,417
Preferred dividends	(7,129)	(10,052)	(8,452)

Net income applicable to common shareholders	$95,917	$52,371	$50,965

Basic earnings per common share:
(Loss)/income from continuing operations applicable to common Shareholders	$(0.65)	$0.23	$0.37
Discontinued operations	$2.79	$0.95	$0.90
Cumulative effect of a change in accounting principle	$(0.04)	$0.00	$0.00

Net income applicable to common shareholders – basic	$2.10	$1.18	$1.27

Weighted average number of common shares outstanding – basic	45,778	44,330	40,068

Diluted earnings per common share:
(Loss)/income from continuing operations applicable to common shareholders	$(0.65)	$0.23	$0.37
Discontinued operations	$2.79	$0.95	$0.90
Cumulative effect of a change in accounting principle	$(0.04)	$0.00	$0.00

Net income applicable to common shareholders – diluted	$2.10	$1.18	$1.27

Weighted average number of common shares and common share equivalents outstanding – diluted	45,778	44,529	40,270

The accompanying notes are an integral part of these consolidated financial statements.

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PRENTISS PROPERTIES TRUST

CONSOLIDATED STATEMENTS OF CHANGES IN

SHAREHOLDERS’ EQUITY

For the Three Years Ending December 31, 2005

(dollars in thousands, except per share data)

	Total	Preferred shares	Common shares	Additional paid-in capital	Common shares in treasury	Unearned compensation	Accumulated other comprehensive income	(Distributions in excess of earnings)/ retained earnings

Balance at December 31, 2002	$844,233	$100,000	$439	$882,897	$(118,476)	$(1,479)	$(15,768)	$(3,380)

Issuance of 1,713,377 common shares	45,489		18	45,471
Restricted share grants (93,250 common shares)	—		1	2,432		(2,433)
Amortization of share grants	1,736					1,736
Common shares in deferred comp. plan	(2,150)			16	(2,166)
Purchase of 391,641 treasury shares	(12,098)				(12,098)
Issuance of common shares in treasury (2,300,000 common shares)	66,470			11,730	54,740
Distributions declared ($2.24 per common share)	(91,071)							(91,071)
Preferred distributions declared ($2.24 per preferred share)	(8,453)							(8,453)
Unrealized loss on inv. in securities	(83)						(83)
Share options expensed	98			98
Unrealized gain on interest rate hedges:
Unrealized gain for the period	8,390						8,390
Reclassification adjustment for loss included in earnings	263						263
Net income	59,417							59,417

Balance at December 31, 2003	$912,241	$100,000	$458	$942,644	$(78,000)	$(2,176)	$(7,198)	$(43,487)

Issuance of 2,399,012 common shares	72,964		24	72,940
Restricted share grants (97,450 common shares)	—		1	3,344		(3,345)
Amortization of share grants	2,006					2,006
Share grants forfeited (4,000 shares)	8				(129)	129		8
Common shares in deferred comp. plan	82			86	(4)
Purchase of 125,963 treasury shares	(4,561)				(4,561)
Redemption of Series B Preferred Units	—			1,600				(1,600)
Distributions declared ($2.24 per common share)	(100,320)							(100,320)
Preferred distributions declared ($2.24 per preferred share)	(8,453)							(8,453)
Unrealized gain on inv. in securities	191						191
Share options expensed	303			303
Unrealized gain on interest rate hedges	6,705						6,705
Net income	62,423							62,423

Balance at December 31, 2004	$943,589	$100,000	$483	$1,020,917	$(82,694)	$(3,386)	$(302)	$(91,429)

Issuance of 340,332 common shares	17,137		3	17,134
Restricted share grants (214,950 common shares)	(966)		2	7,909	(935)	(7,942)
Amortization of share grants	8,729					8,729
Share grants forfeited (19,500 shares)	82				(628)	628		82
Common shares in deferred comp. plan	780			349	338		93
51,059 common shares surrendered for tax withholdings in connection with share options exercised and restricted shares vested	(1,125)				(1,125)
Conversion of Series D Preferred Units	1	(100,000)	38	99,963
Distributions declared ($2.24 per common share)	(104,213)							(104,213)
Preferred distributions declared ($2.24 per preferred share)	(5,940)			1,189				(7,129)
Unrealized loss on inv. in securities	(585)						(585)
Share options expensed	591			591
Unrealized gain on interest rate hedges	2,234						2,234
Net income	103,046							103,046

Balance at December 31, 2005	$963,360	—	$526	$1,148,052	$(85,044)	$(1,971)	$1,440	$(99,643)

The accompanying notes are an integral part of these consolidated financial statements.

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PRENTISS PROPERTIES TRUST

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(dollars in thousands)

	Year Ended December 31,

	2005	2004	2003

Net income	$103,046	$62,423	$59,417

Unrealized gains and losses on securities:
Unrealized (losses)/gains arising during the period	(492)	191	(83)
Unrealized gains/(losses) on interest rate hedges:
Unrealized gains/(losses) arising during the period	6,971	(3,518)	(1,193)
Reclassification adjustment for losses included in earnings	2,564	10,223	9,846
Reclassification adjustment for gains included in earnings due to termination	(7,301)	—	—

Other comprehensive income	1,742	6,896	8,570

Comprehensive income	$104,788	$69,319	$67,987

The accompanying notes are an integral part of these consolidated financial statements.

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PRENTISS PROPERTIES TRUST

CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollars in thousands)

	Year Ended December 31,

	2005	2004	2003

Cash Flows from Operating Activities:
Net income	$103,046	$62,423	$59,417
Adjustments to reconcile net income to net cash provided by operating activities:
Minority interests	5,910	3,054	10,280
(Gain)/loss from disposition of discontinued operations	(133,118)	(11,957)	4,457
Gain on sale of land and an interest in real estate partnership	—	(1,222)	(9,435)
Loss on impairment of discontinued operations	29,233	—	1,792
Loss on investment in securities	—	420	—
Loss on impairment of mortgage loan	500	2,900	—
Cumulative effect of a change in accounting principle	1,758	—	—
Provision for doubtful accounts	220	168	3,563
Depreciation and amortization	101,855	95,988	80,256
Amortization of deferred financing costs	5,999	2,343	2,284
Earnings in excess of distributions from joint ventures and unconsolidated subsidiaries	—	(88)	—
Non-cash compensation	10,551	3,370	2,687
Reclassification of non-cash losses from accumulated other comprehensive income	—	—	263
Non-cash gain on derivative financial instrument	—	(323)	(312)
Changes in assets and liabilities:
Deferred charges and other assets	(1,453)	(7,148)	(2,434)
Accounts receivable	(13,470)	(11,854)	(11,319)
Escrowed cash	7,975	2,924	(1,430)
Other payables/receivables (affiliates)	—	—	—
Accounts payable and other liabilities	(28,818)	9,961	(8,778)

Net cash provided by operating activities	90,188	150,959	131,291

Cash Flows from Investing Activities:
Development/redevelopment of real estate	(28,194)	(15,347)	(10,642)
Purchase of real estate	(259,829)	(241,451)	(182,066)
Purchase of mortgage loan	—	—	—
Capitalized expenditures for in-service properties	(50,603)	(54,396)	(35,236)
Proceeds from the sale of real estate	422,010	151,023	85,116
Distributions in excess of earnings of joint ventures and unconsolidated Subsidiaries	754	—	315
Proceeds from the sale of joint venture interest in a real estate partnership	—	69,338	—
Proceeds from repayment of notes receivable	1,000	11,504	—
Purchase of interest in Prentiss Properties Resources, Inc.	—	—	(67)
Cash from consolidation of Prentiss Properties Resources, Inc.	—	—	461
Investments in unconsolidated subsidiaries	(17,050)	—	—
Proceeds from the sale of investments	—	1,107	—
Investments in securities and insurance contracts	(189,764)	(782)	(185)

Net cash used in investing activities	(121,676)	(79,004)	(142,304)

Cash Flows from Financing Activities:
Net proceeds from sale of common shares	3,907	66,496	100,801
Redemption of preferred units	—	(105,000)	—
Repurchase of operating partnership units	—	(891)	—
Purchase of treasury shares	(275)	—	—
Net proceeds from the sale of treasury shares	964	—	—
Capital contribution from consolidated joint ventures	32,606	26,874	190
Distributions paid to limited partners	(29,752)	(63,397)	(3,347)
Distributions paid to common shareholders	(101,816)	(98,959)	(89,020)
Distributions paid to preferred shareholders	(8,053)	(8,452)	(8,452)
Distributions paid to preferred unitholders	—	(3,176)	(8,636)
Change in book overdraft	27,138	1,974	2,334
Payment of debt financing costs	(2,980)	—	—
Proceeds from mortgages and notes payable	1,156,835	824,161	566,685
Repayments of mortgages and notes payable	(1,052,590)	(708,944)	(548,677)

Net cash provided by/(used in) by financing activities	25,984	(69,314)	11,878

Net change in cash and cash equivalents	(5,504)	2,641	865
Cash and cash equivalents, beginning of year	8,586	5,945	5,080

Cash and cash equivalents, end of period	$3,082	$8,586	$5,945
Supplemental Cash Flow Information:
Cash paid for interest	$80,761	$69,127	$69,094

The accompanying notes are an integral part of these consolidated financial statements.

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(1)	The Organization and 2005 Transactions

Organization

We are a self-administered and self-managed Maryland REIT that acquires, owns, manages, leases, develops and builds primarily office properties throughout the United States. We are self-administered in that we provide our own administrative services, such as accounting, tax and legal, through our own employees. We are self-managed in that we provide all the management and maintenance services that our properties require through our own employees, such as, property managers, leasing professionals and engineers. We operate principally through our operating partnership, Prentiss Properties Acquisition Partners, L.P., and its subsidiaries, and two management service companies, Prentiss Properties Resources, Inc. and its subsidiaries and Prentiss Properties Management, L.P. The ownership of the operating partnership was as follows at December 31, 2005 and 2004:

2005 (units in thousands)	Common Units		%

Prentiss Properties Trust	49,351	(1)	96.65%
Third Parties	1,712		3.35%

Total	51,063		100.00%

2004 (units in thousands)	Common Units		%	Series D Convertible Preferred Units	%

Prentiss Properties Trust	45,063	(1)	97.12%	3,774	100.00%
Third Parties	1,335		2.88%	—	0.00%

Total	46,398		100.00%	3,774	100.00%

(1)	Includes 61(thousand) and 81(thousand) common shares held by the Company pursuant to a deferred compensation plan at December 31, 2005 and 2004, respectively.

Our primary business is the ownership and operation of office and industrial properties throughout the United States. Our organization which includes approximately 450 employees consists of a corporate office located in Dallas, Texas and five regional offices each of which operates under the guidance of a member of our senior management team. The following are the 9 markets in which our properties are located with the first market being the location of each regional office:

Region	Market

Mid-Atlantic	Metropolitan Washington, DC
Midwest	Chicago
Southwest	Dallas/Fort Worth, Austin, Denver
Northern California	Oakland, Silicon Valley
Southern California	San Diego, Los Angeles

As of December 31, 2005, we owned interests in a diversified portfolio of 119 primarily suburban Class A office and suburban industrial properties, the results of which of are consolidated with and into the accounts of operating partnership, as follows:

	Number of Buildings	Net Rentable Square Feet(1)(2)

		(in millions)
Office properties	96	15.6
Industrial properties	23	1.5

Total	119	17.1

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PRENTISS PROPERTIES TRUST

NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

(1)

Throughout these financial statements, we use the term net rentable square feet and define the term as the area of a property for which a tenant is required to pay rent, which includes the actual rentable area plus a portion of the common areas of the property allocated to a tenant. Our calculation of the net rentable square feet as included herein is unaudited.

(2)

Our consolidated joint venture properties contain approximately 1.2 million net rentable square feet, of which the minority interest holders’ pro rata share is 600,000 net rentable feet. Also, we have investments in unconsolidated joint venture properties which consist of 1.1 million net rentable square feet, our pro-rata share of which totals 556,000 net rentable square feet, which is not reflected in this table.

In addition to managing properties that we own, we manage approximately 7.3 million net rentable square feet in office, industrial and other properties for third parties.

We have determined that our reportable segments are those that are based on our method of internal reporting, which disaggregates our business based upon our five geographic regions. As of December 31, 2005, our reportable segments include (1) Mid-Atlantic; (2) Midwest; (3) Southwest; (4) Northern California; and (5) Southern California.

2005 Transactions

Merger with Brandywine Realty Trust

On October 3, 2005, our board of trustees, along with Brandywine Realty Trust’s board of trustees, a Maryland real estate investment trust, agreed to combine our businesses by merging our company and a subsidiary of Brandywine under the terms of the merger agreement filed as Exhibit 2.1 of Brandywine’s Current Report on Form 8-K filed on October 4, 2005. Both of our boards of trustees unanimously approved the merger, which we refer to as the REIT Merger. The REIT Merger was approved by the company’s shareholders and the shareholders of Brandywine Realty Trust on December 21, 2005. Subsequent to year end, on January 5, 2006, the REIT Merger was consummated.

Upon completion of the REIT Merger, each of our common shares were converted into the right to receive $21.50 in cash, and 0.69 of a Brandywine common share. Cash was paid in lieu of fractional shares.

As part of the merger transaction, on January 5, 2006, 47 properties containing approximately 4.2 million net rentable square feet, one development property, and two parcels of land were sold to The Prudential Insurance Company of America (Prudential) for total consideration of approximately $747.7 million (Prudential Properties). Pursuant to Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” we classified the Prudential Properties as “Properties and related assets held for sale, net” on our consolidated balance sheet at December 31, 2005. As a result of the reduced estimated period of hold, we recognized an impairment charge of $19.0 million representing the excess of the carrying amount of the properties over the estimated fair value of the Prudential Properties, less cost to sell.

In connection with the merger transaction, we incurred severance and other related expenses of approximately $25.6 million and $3.2 million that were recorded in “General and administrative and personnel costs” and “Expenses of service business,” respectively, on our consolidated statement of income for the year ended December 31, 2005.

Dispositions and Other Properties Held for Sale

At the direction of our board of trustees, during the first quarter of 2005, we initiated an analysis of our business strategy with respect to our commercial office real estate holdings in Chicago, Illinois and suburban Detroit, Michigan (our Midwest Region). Our Chicago portfolio consisted of 16 office properties containing approximately 2.4 million square feet and 4 industrial properties containing approximately 682,000 square feet. We had one office property in Detroit, Michigan containing approximately 242,000 square feet. As part of our analysis, Holliday Fenoglio Fowler, L.P. was retained as broker and marketed our Chicago and Detroit properties for sale. We received purchase offers for all of the properties. After evaluating these offers, our board of trustees unanimously approved our sale of the properties in the Midwest Region. In connection with the board’s actions:

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PRENTISS PROPERTIES TRUST

NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

(1)

Pursuant to Statement of Financial Accounting Standards, No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” we classified the properties located within our Midwest Region as properties held for sale. As a result of the reduced estimated period of hold, we recognized an impairment charge of $10.2 million representing the excess of the carrying amount of five of our Chicago properties, containing approximately 322,000 net rentable square feet, over the estimated fair value of the properties, less the cost to sell.

(2)

On September 28, 2005, we completed the sale of one office property containing approximately 541,000 net rentable square feet located in downtown Chicago to an unrelated third party. The property was sold for gross proceeds of approximately $170.2 million and resulted in a gain on sale of approximately $65.8 million. Proceeds from the sale were placed in escrow pending the completion of Sec. 1031 like-kind asset exchanges. An amount totaling $132.3 million was immediately released due to an already identified and completed acquisition and was used to repay a portion of the outstanding borrowings under our revolving credit facility.

(3)

On October 14, 2005, we completed the sale of 4 industrial properties totaling approximately 682,000 net rentable square feet located in Chicago, Illinois. The Chicago industrial properties were sold to an unrelated third party for approximately $30.5 million which resulted in a gain of sale of approximately $14.8 million. The proceeds of the sale were placed in escrow pending a Sec. 1031 like-kind asset exchange.

(4)

On October 31, 2005, we completed the sale to an unrelated third party, of one office building containing approximately 242,000 net rentable square feet located in Southfield, Michigan. The proceeds from the sale which totaled approximately $31.9 million were used to repay a portion of outstanding borrowings under our revolving credit facility. As a result of the sale, we recognized a gain on sale of approximately $3.9 million.

(5)

On December 14, 2005, we completed the sale of 4 office properties totaling approximately 301,000 net rentable square feet located in the North Suburbs of Chicago, Illinois to an unrelated third party for approximately $72.7 million which resulted in a gain on sale of $11.2 million. The proceeds from the sale were used to repay a portion of the outstanding borrowings under our revolving credit facility.

(6)

On December 15, 2005, we completed the sale of one office building totaling approximately 60,000 net rentable square feet in Chicago, Illinois to an unrelated third party for approximately $12.0 million and resulted in a gain on sale of $4.0 million. The proceeds from the sale were used to repay a portion of the outstanding borrowings under our revolving credit facility.

(7)

On December 21, 2005, we completed the sale of one office property totaling approximately 380,000 net rentable square feet in Chicago, Illinois to an unrelated third party for approximately $69.0 million and resulted in a gain on sale of $7.1 million. The proceeds from the sale were used to repay a portion of the outstanding borrowings under our revolving credit facility.

(8)

On December 29, 2005, we completed the sale of one office property totaling approximately 257,000 net rentable square feet in Chicago, Illinois to an unrelated third party for approximately $58.3 million and resulted in a gain on sale of $21.6 million. The proceeds of the sale were placed in escrow pending a 1031 like-kind exchange.

In addition to the properties located within our Midwest Region, on October 27, 2005, we completed the sale, to an unrelated third party, of an office building containing approximately 101,000 net rentable square feet located in Dallas, Texas. The proceeds for the sale which totaled approximately $13.3 million, were used to repay a portion of outstanding borrowings under our revolving credit facility. As a result of the sale, we recognized a gain on sale of approximately $4.7 million.

The table below presents the properties we disposed of during the year ended December 31, 2005:

Properties Sold	Segment	Market	Month of Disposition	Number of Buildings	Net Rentable Square Feet (in thousands)	Gross Proceeds (in millions)

123 N. Wacker	Midwest	Chicago	Sept. 2005	1	541	$170.2
Chicago Industrial	Midwest	Chicago	Oct. 2005	4	682	30.5
Lakeview	Southwest	Dallas	Oct. 2005	1	101	13.3
One Northwestern	Midwest	Suburban Detroit	Oct. 2005	1	242	31.9
1955 West Field	Midwest	Chicago	Dec. 2005	1	59	12.5
1717 Deerfield	Midwest	Chicago	Dec. 2005	1	141	25.1
Lakeside Pointe I & II	Midwest	Chicago	Dec. 2005	2	101	35.1
410 Warrenville Road	Midwest	Chicago	Dec. 2005	1	60	12.0
One O’Hare Center	Midwest	Chicago	Dec. 2005	1	380	69.0
Bannockburn Centre	Midwest	Chicago	Dec. 2005	1	257	58.3

				14	2,564	$457.9

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PRENTISS PROPERTIES TRUST

NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

Properties held for sale at December 31, 2005, included 55 properties containing approximately 4.9 million net rentable square feet and one substantially complete development property. The properties along with related assets were classified as “Properties and related assets held for sale, net” on our December 31, 2005 consolidated balance sheet. Mortgages and notes payable and other liabilities related to the properties held for sale were classified as “Mortgages and notes payable related to properties held for sale,” and “Accounts payable and other liabilities related to properties held for sale,” respectively, on our December 31, 2005 consolidated balance sheet.

Properties and related assets held for sale, net, consisted of the following at December 31, 2005:

(in thousands)	December 31, 2005

Land	$97,420
Buildings and improvements	$480,586
Less: accumulated depreciation	$(82,711)
Construction in progress	$42,465
Land held for development	$29,114
Deferred charges and other assets, net	$58,084
Accounts receivable, net	$17,639
Cash and cash equivalents	$427

Properties and related assets held for sale, net	$643,024

Acquisitions

During the year ended December 31, 2005, we acquired 7 office buildings totaling approximately 1.1 million net rentable square feet from unrelated third parties and we effectively acquired the remaining 75% interest in Tysons International Partners, a joint venture that prior to the transaction was owned 25% by our operating partnership and 75% by an unrelated third party. The joint venture, through its two wholly-owned subsidiaries owned two office properties totaling approximately 456,000 net rentable square feet.

Acquired Properties	Segment	Market	Month of Acquisition	Number of Buildings	Net Rentable Square Feet (1) (in thousands)	Acquisition Price(2) (in millions)

President’s Plaza(3)	Mid-Atlantic	Reston/Herndon	Feb. 2005	2	197	$51.8
Tysons International Partners	Mid-Atlantic	Tysons Corner	May 2005	2	456	103.2
1333 Broadway(3)	Northern Calif.	Oakland	July 2005	1	238	40.0
Concord Airport Plaza	Northern Calif.	North Contra Costa	Aug. 2005	2	350	69.5
2201 & 2121 Cooperative Way	Mid-Atlantic	Metro. Wash. D.C.	Oct. 2005	2	300	79.2

				9	1,541	$343.7

(1)

Net rentable square feet defines the area of a property for which a tenant is required to pay rent, which includes the actual rentable area plus a portion of the common areas of the property allocated to a tenant.

(2)

The acquisitions were funded with proceeds from our revolving credit facility and property sales, debt assumption, and through the issuance of 547,262 common units of our operating partnership valued at $21.2 million.

(3)

Acquisitions were acquired by Prentiss Office Investors, L.P. The net rentable square feet and acquisition price is presented at 100%. Each partner contributed their pro rata share of the purchase price of each property to Prentiss Office Investors, L.P. prior to acquisition.

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PRENTISS PROPERTIES TRUST

NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

In addition to the properties noted above, during the year ended December 31, 2005, we acquired two land parcels.

On June 6, 2005, using proceeds from our revolving credit facility, we acquired from an unrelated third party, a .65 acre tract of land in Oakland, California for gross consideration of $1.9 million. The land, which can accommodate approximately 200,000 net rentable square feet of future development, is located adjacent to one of our existing office properties.

On October 18, 2005, using proceeds from our revolving credit facility, we acquired from an unrelated third party, a 1.6 acre tract of land in Herndon, Virginia for gross consideration of $6.0 million. The land, which can accommodate approximately 120,000 net rentable square feet of future development, is located adjacent to two of our existing office properties.

Development

During the year ended December 31, 2005, we transitioned a parcel of land from land held for development to construction in progress. The construction, which has an estimated total project cost of $70.2 million, includes a 200,000 net rentable nine-story addition to our 2101 Webster building located in Oakland, California. The December 31, 2005 carrying amount of this development project was $2.8 million.

Debt Financing

On March 22, 2005, we completed a ten-year, $114.2 million loan collateralized by our Burnett Plaza property, a 1,025,000 net rentable square foot office building in Fort Worth, Texas. The interest rate is fixed at 5.02% and the monthly payments are interest only until April 1, 2008 at which time it converts to amortizing, on a 30-year amortization schedule, until the maturity date of April 1, 2015. The proceeds were used to repay a portion of the outstanding borrowings under our revolving credit facility as well as the existing mortgage loan on the property.

On May 4, 2005, Prentiss Office Investors, L.P. completed a five-year $30.9 million loan, collateralized by two office buildings located in Herndon, Virginia. We may borrow an additional $1.9 million over the next 24 months if certain conditions are met. The interest rate on the loan is 115 basis points over 30-day LIBOR and the monthly payments are interest only, with the principal balance due at its maturity on May 4, 2010. Proceeds from the loan were used to fund a pro rata capital distribution to the joint venture partners based on their ownership interest in Prentiss Office Investors, L.P. Our operating partnership used proceeds from the capital distribution to repay a portion of the outstanding borrowings under our revolving credit facility.

On July 14, 2005, we completed a $100.0 million loan collateralized by two office buildings in Tyson’s Corner, Virginia. The interest rate is fixed at 4.84% and the monthly payments are interest only until August 10, 2008 at which time it converts to amortizing, on a 30-year amortization schedule, until the maturity date of August 10, 2015. The proceeds were used to repay a portion of the outstanding borrowings under our revolving credit facility.

On July 26, 2005, we renewed our revolving credit facility, increased its capacity from $375.0 to $400.0 million and obtained an expansion right to $500.0 million. The facility also includes a right to extend the maturity date from July 26, 2008 to July 26, 2009. The interest rate on the facility will fluctuate based on our overall leverage with a range between LIBOR plus 85 basis points and LIBOR plus 135 basis points. The pricing on the renewed facility generally represents a 25 basis point to 30 basis point pricing reduction across the leverage grid and a modification of several covenants to the company’s benefit. Except as set forth above, the remaining terms of the revolving credit facility remain substantially unchanged. Banking participants in the revolving credit facility include JP Morgan Chase Bank as Administrative Agent; Bank of America as Syndication Agent; Commerzbank, EuroHypo, Societe General, PNC Bank, Sun Trust, Union Bank of California, Comerica Bank, Mellon Bank, Deutsche Bank, ING Real Estate Finance, US Bank and Wachovia Bank as Lenders.

On July 26, 2005, and August 3, 2005, we modified our $75.0 million unsecured term loan with Commerzbank and our $100.0 million unsecured term loan with EuroHypo, respectively. The modifications were basically the same pricing and covenant changes that were incorporated into our revolving credit facility renewal as discussed above, with the expiration dates remaining unchanged at March 15, 2009 and May 22, 2008, respectively.

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PRENTISS PROPERTIES TRUST

NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

Debt Repayment and Defeasance

In March 2005, using proceeds from the ten-year $114.2 million mortgage loan described above, we repaid the $66.0 million existing mortgage loan on our Burnett Plaza property. The loan which was scheduled to mature on July 9, 2005 had an interest rate of 30-day LIBOR plus 150 basis points. In accordance with the terms of the loan, there were no prepayment penalties.

On August 1, 2005, using proceeds from our revolving credit facility, we paid off a $45.5 million loan collateralized by a property in Oakland, California. The loan which was scheduled to mature on November 1, 2005 had an interest rate of 8.22%. In accordance with the terms of the loan, there were no prepayment penalties.

On October 6, 2005, we exercised our right to complete a voluntary defeasance of a $24.1 million loan collateralized by several properties in Chicago, Illinois. The loan was scheduled to mature on February 1, 2009 and had an interest rate of 7.02%. We incurred $2.6 million of debt extinguishment cost pursuant to the defeasance of the loan.

On October 7, 2005, as a result of our desire to sell certain of the properties held as collateral, we exercised our right to complete a voluntary defeasance of a $180.1 million mortgage loan. Pursuant to the defeasance, we transferred the mortgage loan to an unrelated successor entity along with the proceeds necessary to acquire U. S. Treasury Securities sufficient to cover debt service including both interest and principal payments from the defeasance date through maturity of the loan. As part of the defeasance transaction, we entered into an agreement with the successor entity pursuant to which we have the right to loan the successor entity funds sufficient to repay the loan at its prepayment date in November 2006. Subsequent to prepayment of the loan, we will obtain the ownership rights to the remaining U. S. Treasuries. As a result of this agreement, we determined that we are the primary beneficiary of the successor entity; thus, in accordance with FIN 46(R), the U. S. Treasuries and loan obligation are consolidated with and into the accounts of the operating partnership.

On November 1, 2005, using proceeds from our revolving credit facility, we paid off a $4.2 million loan collateralized by a property in Denver, Colorado. The loan which was scheduled to mature on April 1, 2006 had an interest rate of 7.27%. In accordance with the terms of the loan, there were no prepayment penalties.

On December 9, 2005, using the proceeds from our revolving credit facility, we paid off a $38.5 million loan collateralized by a property in Chicago, Illinois. The loan was scheduled to mature on January 10, 2011 and had an interest rate of 6.80%. A prepayment penalty of $3.7 million was incurred in connection with the prepayment of the loan.

On December 14, 2005, using the proceeds received from the sale of two office buildings in Chicago, Illinois, Prentiss Office Investors L.P. paid off a $20.0 million loan collateralized by the properties. The loan which was scheduled to mature on December 1, 2009 had an interest rate of 30-day LIBOR plus 110 basis points. In accordance with the terms of the loan, there were no prepayment penalties.

On December 23, 2005, using proceeds from our revolving credit facility, we paid off a $13.5 million unsecured term loan. The loan which was scheduled to mature on July 15, 2009 had an interest rate of 7.46%. In accordance with the terms of the loan, there were approximately $2,247 of prepayment penalties.

On December 28, 2005, in connection with the sale of an office building in Chicago, Illinois, the buyer assumed a $25.5 million note collateralized by the property. The loan, which was scheduled to mature on June 1, 2012 had an interest rate of 8.05%.

On December 30, 2005, using the proceeds from the sale of certain properties, we paid off a $30.0 million term loan collateralized by two office buildings in Tysons Corner, Virginia and Las Colinas, Texas. The loan which was scheduled to mature on September 30, 2007 had and interest rate of 115 basis points over 30-day LIBOR. In accordance with the terms of the loan, there were no prepayment penalties.

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PRENTISS PROPERTIES TRUST

NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

Interest Rate Swap Agreements

On January 13, 2005, Prentiss Office Investors, L.P. completed a five-year interest rate swap agreement in a notional amount of $20.0 million. The interest rate swap effectively locks 30-day LIBOR at 4.00% on $20.0 million of our variable rate borrowings. The interest rate swap was effective February 1, 2005 and matures February 1, 2010.

On December 23, 2005 the company terminated nine interest rate swap agreements with notional amounts totaling $285.0 million and a fair value of $7.5 million. The interest rate swaps were terminated in anticipation of the repayment of all of the operating partnership’s outstanding variable rate debt prior to the merger. In accordance with Statement of Financial Accounting Standards No.133, the unrealized accumulated gain of $7.3 million in other comprehensive income was reclassified to earnings.

Other Transactions

During the first quarter 2005, we formed Prentiss Properties Capital Trust I, a Delaware statutory trust, established to issue $26.3 million and $25.0 million of trust preferred equity securities to Taberna Preferred Funding I, Ltd. and Merrill Lynch International, respectively in a private placement pursuant to an applicable exemption from registration. Prentiss Properties Limited, Inc., a wholly-owned affiliate of our operating partnership acquired for $1.6 million a residual interest (common securities), of Prentiss Properties Capital Trust I, representing 3% of the overall equity of the trust. The preferred equity securities will mature on March 30, 2035, but may be redeemed by Prentiss Properties Capital Trust I beginning on March 30, 2010. The holders of both the preferred equity and common securities will receive quarterly distributions from Prentiss Properties Capital Trust I, at a variable rate equal to 90-day LIBOR plus 1.25%. Distributions will be cumulative and will accrue from the date of original issuance but may be deferred for up to 20 consecutive quarterly periods.

Prentiss Properties Capital Trust I used the proceeds from the issuance of the preferred and common securities to acquire $52.8 million of junior subordinated notes from our operating partnership pursuant to an indenture agreement.

The notes will mature on March 30, 2035, but may be redeemed at our option, in whole or in part, beginning on March 30, 2010 in accordance with the provisions of the indenture agreement. The notes bear interest at a variable rate equal to 90-day LIBOR plus 1.25%. Interest is cumulative and will accrue from the date of original issuance but may be deferred by us for up to 20 consecutive quarterly periods.

The proceeds received by the operating partnership in exchange for the notes were used to repay a portion of the outstanding borrowings under our revolving credit facility. The notes are presented on our consolidated balance sheet in the line item mortgages and notes payable.

During the second quarter 2005, we formed Prentiss Properties Capital Trust II, a Delaware statutory trust, established to issue $25.0 million of trust preferred equity securities to Merrill Lynch International, in a private placement pursuant to an applicable exemption from registration. Prentiss Properties Limited, Inc., a wholly-owned affiliate of our operating partnership acquired for $774,000 a residual interest (common securities), of Prentiss Properties Capital Trust II, representing 3% of the overall equity of the trust. The preferred equity securities will mature on June 30, 2035, but may be redeemed by Prentiss Properties Capital Trust II beginning on June 30, 2010. The holders of both the preferred equity and common securities will receive quarterly distributions from Prentiss Properties Capital Trust II, at a variable rate equal to 90-day LIBOR plus 1.25%. Distributions will be cumulative and will accrue from the date of original issuance but may be deferred for up to 20 consecutive quarterly periods.

Prentiss Properties Capital Trust II used the proceeds from the issuance of the preferred and common securities to acquire $25.8 million of junior subordinated notes from our operating partnership pursuant to an indenture agreement.

The notes will mature on June 30, 2035, but may be redeemed at our option, in whole or in part, beginning on June 30, 2010 in accordance with the provisions of the indenture agreement. The notes bear interest at a variable rate equal to 90-day LIBOR plus 1.25%. Interest is cumulative and will accrue from the date of original issuance but may be deferred by us for up to 20 consecutive quarterly periods.

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PRENTISS PROPERTIES TRUST

NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

The proceeds received by the operating partnership in exchange for the notes were used to repay a portion of the outstanding borrowings under our revolving credit facility. The notes are presented on our consolidated balance sheet in the line item “mortgages and notes payable.”

Prentiss Properties Capital Trust I and Prentiss Properties Capital Trust II are variable interest entities under paragraph 5(b)(1) of FIN 46(R), because the equity investors at risk hold no substantial decision-making rights. Prentiss Properties Limited, Inc.’s investments are financed directly by our operating partnership; and therefore, are not considered at risk. Because Prentiss Properties Limited, Inc. lacks a significant variable interest in the trust and thus is not the primary beneficiary, the accounts of the trusts are not consolidated with and into Prentiss Properties Limited, Inc. and therefore, are not consolidated with and into our operating partnership. Prentiss Properties Limited, Inc.’s investments in the trusts are presented on our consolidated balance sheet as investments in joint ventures and unconsolidated subsidiaries and is accounted for using the cost method of accounting, whereby distributions are recognized into income upon receipt.

Equity

During the year ended December 31, 2005, 4,357,746 common shares of beneficial interest, par value $.01, were issued. The table below details the common shares issued during the period, common shares placed in or removed from treasury during the period and the common shares outstanding at December 31, 2005:

Common shares outstanding at December 31, 2004	44,981,888

Common shares issued:
Conversion of preferred shares	3,773,585
Restricted shares issued	213,750
Conversion of operating partnership units	170,581
Share options exercised	135,788
Shares issued as dividends upon conversion of preferred shares	30,079
Employees’ Share Purchase Plan	27,695
Dividend Reinvestment and Share Purchase Plan (1)	2,918
Trustees’ Share Incentive Plan	3,350
Common shares placed in/removed from treasury:
Common shares surrendered for tax withholdings in connection with share options exercised and restricted shares vested	(51,059)
Common shares issued from treasury in connection with our Key Employee Share Option Plan	31,293
Restricted shares issued from treasury	1,200
Restricted share grants forfeited	(19,500)
Common shares placed in treasury in connection with our Key Employee Share Option Plan	(11,761)

Common shares outstanding at December 31, 2005	49,289,807

(1)

We have a Dividend Reinvestment and Share Purchase Plan which allows investors an option to purchase common shares by making optional cash investments of $100 to $5,000 in a given month for current shareholders or $500 to $5,000 for persons who are not current shareholders. The plan also allows shareholders to purchase our common shares by reinvesting all or a portion of cash dividends received on our common or preferred shares. Purchases of greater than $5,000 can be accomplished by us granting a waiver to the $5,000 limit. During the year ended December 31, 2005, pursuant to our Dividend Reinvestment and Share Purchase Plan, we issued 2,918 common shares resulting in net proceeds of approximately $108,000. The proceeds were used to repay a portion of the outstanding borrowings under our revolving credit facility.

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PRENTISS PROPERTIES TRUST

NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

(2)	Summary of Significant Accounting Policies

Principles of Consolidation

Prentiss Properties Trust does not have any other significant assets, liabilities or operations, other than its investment in the operating partnership and subsidiaries of the operating partnership, nor does it have employees of its own. Except for variable interest entities, all majority-owned subsidiaries and affiliates where we have financial and operating control are included in the consolidated financial statements. All significant intercompany balances and transactions have been eliminated in consolidation. Except for variable interest entities in which we have determined that we are the primary beneficiary, investments in real estate joint ventures over which we have the ability to exercise significant influence, but over which we do not have financial or operating control, are accounted for using the equity method of accounting. Accordingly, our share of the earnings of these joint ventures is included in consolidated net income. We consolidate any variable interest entity in which we determine that we are the primary beneficiary.

We have evaluated our investment in Broadmoor Austin Associates and determined that the consolidation of this entity by our operating partnership is not required pursuant to FIN 46(R). In addition, we evaluated our investment in Prentiss Office Investors, L.P. and Prentiss/Collins Del Mar Heights, LLC and determined that our operating partnership will absorb a majority of the expected losses and receive a majority of the expected residual return of the entities and as a result, in accordance with FIN 46(R), the entities are consolidated with and into the accounts of our operating partnership.

Real Estate

We allocate the purchase price of properties acquired to tangible assets consisting of land and building and improvements, and identified intangible assets and liabilities generally consisting of (i) above- and below-market leases, (ii) in-place leases and (iii) tenant relationships. We allocate the purchase price to the assets acquired and liabilities assumed based on their relative fair values in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations.” These fair values are derived as follows:

Amounts allocated to land are derived from (1) comparable sales of raw land, (2) floor area ratio (FAR) specifics of the land as compared to other developed properties (average land cost per FAR) and (3) our other local market knowledge.

Amounts allocated to buildings and improvements are calculated and recorded as if the building was vacant upon purchase. We use estimated cash flow projections and apply discount and capitalization rates based on market knowledge. Depreciation is computed using the straight-line method over the estimated life of 30 to 40 years for office buildings and 25 to 30 years for industrial buildings.

We record above-market and below-market in-place lease values for acquired properties based on the present value (using a market interest rate which reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease for above-market leases and the initial term plus the term of the fixed rate renewal option, if any for below-market leases. We perform this analysis on a lease (tenant) by lease (tenant) basis. The capitalized above-market lease values are amortized as a reduction to rental income over the remaining non-cancelable terms of the respective leases. The capitalized below-market lease values are amortized as an increase to rental income over the initial term plus the term of the fixed rate renewal option, if any, of the respective leases. During the year ended December 31, 2005, we allocated $5.5 million and $81,000 of the purchase price of real estate acquired to below market lease and above market lease value which will be amortized over weighted average remaining lease lives of 7 years and 5 years, respectively. During the year ended December 31, 2004, we allocated $7.1 million and $2.3 million of the purchase price of real estate acquired to below market lease value and above market lease value which will be amortized over weighted average remaining lease lives of 9 years and 5 years, respectively.

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PRENTISS PROPERTIES TRUST

NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

Other intangible assets, in-place leases and tenant relationships, are calculated based on an evaluation of specific characteristics of each tenant’s lease. Our estimates of fair value for other intangibles includes an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions and the costs to execute similar leases. In estimating the carrying costs that would have otherwise been incurred had the leases not been in place, we include such items as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period based on current market conditions. Costs to execute similar leases include leasing commissions, legal and other related costs. The value of in-place leases is amortized to expense over the remaining non-cancelable term of the respective leases. Should a tenant terminate its lease, the unamortized portion of the in-place lease value would be charged to expense. During the year ended December 31, 2005, we allocated $29.3 million and $28.9 million to in-place leases and tenant improvements and leasing commissions which will be amortized over weighted average remaining lease lives of 8 years and 6 years, respectively. During the year ended December 31, 2004, we allocated $21.1 million and $29.6 million to in-place leases and tenant improvements and leasing commissions which will be amortized over weighted average remaining lease lives of 6 years and 7 years, respectively.

Accumulated amortization associated with the lease intangibles of our wholly-owned properties was approximately $36.4 million, $19.9 million and $5.9 million at December 31, 2005, 2004, and 2003, respectively.

Anticipated amortization for each of the following five years ended December 31 is as follows:

Years ending December 31:	Lease Intangibles (in thousands)

2006	24,074
2007	20,876
2008	17,791
2009	15,225
2010	12,347

Based on estimates of the fair value of the components of each real estate property acquired between January 1, 2004 and December 31, 2005, we allocated the purchase price as follows:

	Year Ended December 31,

(in thousands)		2005		2004

Land		$53,098		$46,597
Buildings and improvements		$237,886		$183,250
Tenant Improvements and leasing commissions		$28,896		$29,641
Below market lease value	$	(5,464)	$	(7,122)
Above market lease value		$81		$2,342
In-place leases		$29,286		$21,099
Above market debt		$(3,910)	$	(1,651)

In March 2005, the FASB issued FIN 47, Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143, Asset Retirement Obligations. FIN 47 provides clarification of the term “conditional asset retirement obligation” as used in SFAS 143, defined as a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the company. Under this standard, a company must record a liability for a conditional asset retirement obligation if the fair value of the obligation can be reasonably estimated. In accordance with FIN 47, we recognize the fair value of a liability for the conditional asset retirement obligation when incurred—generally upon the acquisition, construction, or development and/or through the normal operation of an asset. Refer to Note (18), “Recently Issued Accounting Pronouncements” for a discussion of the company’s implementation of FIN 47.

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PRENTISS PROPERTIES TRUST

NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

We classify real estate properties, leasehold improvements and land holdings as long-lived assets held for sale or long-lived assets to be held and used. In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” we record assets held for sale at the lower of the carrying amount or fair value, less cost to sell. With respect to assets classified as held and used, we periodically review these assets to determine whether our carrying amount will be recovered. We have 119 consolidated properties of which 64 of the properties were classified as held and used at December 31, 2005. The carrying amount is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. We recognize an impairment loss to the extent the carrying amount is not recoverable. The impairment loss is the amount by which the carrying amount exceeds fair value. We recorded impairment losses of $29.2 million, $0.0, and $1.8 million for the years ending December 31, 2005, 2004 and 2003, respectively.

As discussed above, we depreciate our buildings and improvements using the straight-line method over an estimated useful life of 30 to 40 years for office buildings and 25 to 30 years for industrial buildings. Interest expense and other directly related expenses incurred during construction periods are capitalized and depreciated commencing with the date the building is placed in service, on the same basis as the related asset. For the years ended December 31, 2005, 2004 and 2003, capitalized interest totaled approximately totaled $1.6 million, $659,000 and $416,000 and real estate tax costs capitalized totaled approximately $110,000, $61,000, and $0, respectively.

Expenditures for repairs and maintenance are charged to operations as incurred. Significant betterments are capitalized and depreciated over their estimated useful life. The cost and related accumulated depreciation for assets sold or retired are removed from the accounts with the resulting gain or loss reflected in net income for the period.

Deferred Charges

Leasing costs and leasehold improvements are deferred and amortized on a straight-line basis over the terms of the related lease. Deferred financing costs are recorded at cost and are amortized using the effective interest method over the life of the related debt. Other deferred charges are amortized over terms applicable to the expenditure.

Allowance for Doubtful Accounts

Accounts receivable are reduced by an allowance for amounts that we estimate to be uncollectible. Our receivable balance is comprised primarily of accrued rental rate increases to be received over the life of in-place leases as well as rents and operating cost recoveries due from tenants. We regularly evaluate the adequacy of our allowance for doubtful accounts considering such factors as credit quality of our tenants, delinquency of payment, historical trends and current economic conditions. We reserve all outstanding receivables that are 90-days past due along with a portion of the remaining receivable balance that we feel is uncollectible based on our evaluation of the outstanding receivable balance. In addition, we increase our allowance for doubtful accounts for accrued rental rate increases, if we determine such future rent is uncollectible.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and investments with maturities of three months or less from the date of purchase. The majority of our cash and cash equivalents are held at major commercial banks which may from time to time exceed the Federal Deposit Insurance Corporation limit of $100,000. We have not experienced any losses to date on our invested cash.

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PRENTISS PROPERTIES TRUST

NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

Escrowed Cash

Escrowed cash includes amounts established pursuant to certain agreements for real estate purchase and sale transactions and real estate tax, insurance and capital reserve deposits required pursuant to certain of our mortgage loan agreements.

Investments in Securities

At December 31, 2005, investments in securities includes investments in marketable securities held pursuant to our Key Employee Share Option Plan. We account for our investments in securities as “available for sale” in accordance with Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities.” Any decline in market value that is deemed to be other than temporary is recognized as a realized loss in the determination of net income for the period. No such realized loss has been recognized to date. Any change in the market value of the investments which is deemed temporary is included as an unrealized gain or loss in accumulated other comprehensive income on our consolidated balance sheet. At December 31, 2005, we have an accumulated unrealized gain of approximately $461,000 from our investments in securities. The unrealized gain is presented in accumulated other comprehensive income in our consolidated statement of changes in shareholders’ equity.

In addition to the investments in marketable securities pursuant to our Key Employee Share Option Plan, at December 31, 2005, we held $187.8 million in U. S. Treasury Securities. These securities were purchased as a result of a voluntary defeasance of a $180.1 million loan collateralized by several properties. Pursuant to the defeasance, we transferred the mortgage loan to an unrelated successor entity along with the proceeds necessary to acquire U. S. Treasury Securities sufficient to cover debt service including both interest and principal payments from the defeasance date through maturity of the loan. The loan may be repaid at par beginning in November 2006. At December 31, 2005, we have an accumulated unrealized loss of approximately $585,000 from our investments in U. S. Treasury Securities. The unrealized loss is presented in accumulated other comprehensive income in our consolidated statement of changes in shareholders’ equity.

Investment in Insurance Contracts

Investments in insurance contracts consist of investments held pursuant to our Executive Choice Deferred Compensation Plan as described in Note (16). We account for our investments in insurance contracts at the cash surrender value of the contracts at each balance sheet date in accordance with FASB Technical Bulletin No. 85-4, “Accounting for Purchase of Life Insurance.”

Investments in Unconsolidated Joint Ventures

Except for ownership interests in a variable interest entity, we account for our investments in joint ventures using the equity method of accounting because we exercise significant influence over, but do not control these entities. These investments are recorded initially at cost and are adjusted for our share of equity in earnings, cash contributions and distributions. We report our share of income and losses based on our ownership interest in the entities. Any decline in market value that is deemed to be other than temporary is recognized as an impairment in equity in income of joint ventures. Any excess of carrying amount of our non-controlling interests over the book value of the underlying equity is amortized over 40 years from the date of purchase. During each of the three years ended December 31, 2005, we recognized amortization expense totaling approximately $254,000.

Income Taxes

We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on our taxable income that is distributed to our shareholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 90% of its annual taxable income.

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PRENTISS PROPERTIES TRUST

NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

Effective January 1, 2003, our operating partnership acquired for approximately $67,000, the voting stock of Prentiss Properties Resources, Inc., from Ampulla, LLC, a single member limited liability company owned by Michael V. Prentiss, Chairman of the Board of Prentiss Properties Trust. Prentiss Properties Resources, Inc. was incorporated in March 2001 to serve as a Taxable REIT Subsidiary and provide management and other services to our operating partnership and third-party clients. The management services business serves a broad base of clients, including major financial institutions and pension funds, large corporate users, real estate advisory firms and real estate investment groups. Through Prentiss Properties Resources, Inc. we offer a full range of fee-based services, including property management, leasing, tenant construction, insurance, accounting, tax, acquisition, disposition, facilities management, and corporate and asset management services. Prior to this transaction, we owned a 98% non-voting interest and accounted for our interest in Prentiss Properties Resources, Inc. using the equity method of accounting. Subsequent to this transaction, the operating partnership owns 100% of Prentiss Properties Resources, Inc. and we consolidate the accounts of Prentiss Properties Resources, Inc. with and into the accounts of the operating partnership. Taxable income from Prentiss Properties Resources, Inc. is subject to federal, state and local taxes.

Leases

We, as lessor, have retained substantially all the risks and benefits of ownership and account for our leases as operating leases.

Revenue Recognition

In accordance with Statement of Financial Accounting Standards No. 13, “Accounting for Leases,” income on leases which includes scheduled rental rate increases over the lease term is recognized on a straight-line basis. Income received from tenants for early lease terminations is recognized as earned.

Service business fees and other income items received are recognized as earned. Leasing fees are generally recognized upon tenant occupancy of the leased premises unless such fees are irrevocably due and payable upon lease execution, in which case recognition occurs on the lease execution date. Included in our service business and other income is interest income from cash deposits and notes receivable of $2.4 million, $828,000 and $1.8 million for the years ended December 31, 2005, 2004, and 2003, respectively.

Distributions

We pay regular quarterly distributions to the holders of our outstanding common shares. These distributions are dependent on distributions from our operating partnership. The holders of our Series D Convertible Preferred Shares receive a quarterly dividend per share equal to the per share distribution paid on our common shares.

Earnings and profits, which will determine the taxability of distributions to shareholders, will differ from income reported for financial reporting purposes due to the differences for federal tax purposes, primarily in the estimated useful lives used to compute depreciation, timing of the recognition of capital gain or loss transactions, changes in our allowance for doubtful accounts, and the recognition of rental income on a straight-line basis for financial reporting purposes.

Minority Interest

Minority interest in the operating partnership represents the limited partners’ proportionate share of the equity in our operating partnership. The operating partnership pays a regular quarterly distribution to the holders of common units. Income is allocated to minority interest based on the weighted average percentage ownership during the year.

Minority interest in real estate partnerships represents the other partners’ proportionate share of the equity in certain real estate partnerships. We have determined that either our operating partnership is the primary beneficiary of those real estate partnerships determined to be variable interest entities or that our operating partnership holds financial and operating control over those real estate partnerships determined not to be variable interest entities and thus, consolidates the accounts with and into the accounts of the operating partnership. Income is allocated to minority interest based on the weighted average percentage ownership during the year.

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PRENTISS PROPERTIES TRUST

NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

Concentration of Credit Risk

We place cash deposits at major banks. We believe that through our cash investment policy, the credit risk related to these deposits is minimal.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates include such items as purchase price allocation for real estate acquisitions, impairment of long-lived assets, depreciation and amortization and allowance for doubtful accounts. Actual results could differ from our estimates.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosures about the fair value of financial instruments whether or not such instruments are recognizable in the balance sheet. Our financial instruments include receivables, cash and cash equivalents, escrowed cash, investments in securities, accounts payable, other accrued expenses, mortgages and notes payable and interest rate hedge agreements. The fair values of these financial instruments, other than the fixed rate mortgages and notes payable, are not materially different from their carrying or contract amounts. We estimate the fair value of our consolidated fixed rate mortgages and notes payable to exceed the carrying amount by $22.6 million and $41.6 million at December 31, 2005 and 2004, respectively.

Fair Value of Derivative Instruments

Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended and interpreted, beginning January 1, 2001, establishes accounting and reporting standards for derivative instruments. Specifically it requires an entity to recognize all derivatives as either assets or liabilities in the statement of financial position and to measure those instruments at fair value. Changes in fair value will affect either shareholders’ equity or net income depending on whether the derivative instrument qualifies as a hedge for accounting purposes.

During 2005, we recorded an increase in the fair value of our derivatives of $9.9 million. The increase of fair value was recorded as a credit of $2.2 million to other comprehensive income, and a gain in current period earnings of approximately $7.7 million.

On December 31, 2005, our derivative financial instruments were reported at their fair value as an asset of $1.6 million. We have accumulated unrealized gains of $1.6 million presented in accumulated other comprehensive income on our consolidated balance sheet.

On December 31, 2004, our derivative financial instruments were reported at their fair value as a liability of $3.8 million and an asset of $2.8 million. We had accumulated unrealized losses of $3.5 million and accumulated unrealized gains of $2.8 million presented in accumulated other comprehensive income on our consolidated balance sheet.

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PRENTISS PROPERTIES TRUST

NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

Earnings Per Share

We calculate earnings per share in accordance with Statement of Financial Accounting Standards No. 128, “Earnings per Share,” which requires a dual presentation of basic and diluted earnings per share on the face of the income statement. Additionally, the statement requires a reconciliation of the numerator and denominator used in computing basic and diluted earnings per share. The table below presents a reconciliation of the numerator and denominator used to calculate basic and diluted earnings per share for the years ended December 31, 2005, 2004 and 2003:

(in thousands, except per share data)
Reconciliation of the numerator used for basic earnings per share	2005	2004	2003

Income from continuing operations	$(22,955)	$19,029	$13,906
Gain on sale of land and an interest in a real estate partnership	—	1,222	9,435
Income from continuing operations allocated to preferred shareholders	(7,129)	(10,052)	(8,452)

Income from continuing operations applicable to common shareholders	$(30,084)	$10,199	$14,889
Discontinued operations	$127,759	$42,172	$36,076
Discontinued operations allocated to preferred shareholders	—	—	—

Discontinued operations applicable to common shareholders	$127,759	$42,172	$36,076
Cumulative effect of a change in accounting principle	$(1,758)	$—	$—
Cumulative effect of a change in accounting principle allocated to preferred shareholders	—	—	—

Cumulative effect of a change in accounting principle applicable to common shareholders	$(1,758)	$—	$—

Net income applicable to common shareholders	$95,917	$52,371	$50,965
Reconciliation of the denominator used for basic earnings per share
Weighted average number of common shares outstanding	45,778	44,330	40,068

Basic earnings per common share	$2.10	$1.18	$1.27

Reconciliation of the numerator used for dilutive earnings per share
Income from continuing operations	$(22,955)	$19,029	$13,906
Gain on sale of land and an interest in a real estate partnership	—	1,222	9,435
Income from continuing operations allocated to preferred shareholders	(7,129)	(10,052)	(8,452)

Income from continuing operations applicable to common shareholders	$(30,084)	$10,199	$14,889
Discontinued operations	$127,759	$42,172	$36,076
Discontinued operations allocated to preferred shareholders	—	—	—

Discontinued operations applicable to common shareholders	$127,759	$42,172	$36,076

Cumulative effect of a change in accounting principle	$(1,758)	$—	$—
Cumulative effect of a change in accounting principle allocated to preferred shareholders	—	—	—

Cumulative effect of a change in accounting principle applicable to common shareholders	$(1,758)	$—	$—

Net income applicable to common shareholders	$95,917	$52,371	$50,965

Reconciliation of the denominator used for dilutive earnings per share
Weighted average common shares outstanding	45,778	44,330	40,068
Dilutive options	—	127	181
Dilutive share grants	—	72	21

Weighted average number of common shares and common share equivalents outstanding	45,778	44,529	40,270

Diluted earnings per common share	$2.10	$1.18	$1.27

(1)	The following securities were not included in the diluted earnings per share computation because they would have had an antidilutive effect.

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PRENTISS PROPERTIES TRUST

NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

				Year Ended
	Weighted Average Exercise Price
(in thousands, except per share data)		2005A		2004	2003

Share options	23.31	3		—
Share options	23.38	6		—	—
Share options	24.69	3		—	—
Share options	25.94	1		—	—
Share options	26.09	126		—	—
Share options	26.15	8		—	—
Share options	26.30	4		—	—
Share options	28.10	35		—	—
Share options	29.51	8		—	15
Share options	29.99	30		—	37
Share options	31.35	30		—	37
Share options	33.52	40		—	—
Share options	34.20	203		—	—
Share options	34.80	276		—	—
Share options	36.44	41		—	—
Series D Convertible		—		—	—
Preferred Shares		2,981	B	3,774	3,774

Total		3,795		3,774	3,863

(A)

As a result of our reported loss from continuing operations for the year ended December 31, 2005, including potential common shares in the denominator of our diluted per-share computation for continuing operations results in an antidilutive per-share amount. In accordance with Statement of Financial Accounting Standards No. 128, no potential common shares were included in the computation of any diluted per-share amount for the year ended December 31, 2005.

(B)	Represents weighted average Series D Convertible outstanding during the year ended December 31, 2005. The Series D were converted to common shares during 2005.

Accounting for Share-Based Compensation

In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure.” The statement amends Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation,” expanding disclosure requirements and providing alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock or share-based employee compensation.

On January 1, 2003, we adopted the fair value based method of accounting as prescribed by statement of Financial Accounting Standards No. 123, as amended, for our share-based compensation plans and elected to apply this method on a prospective basis as prescribed in Financial Accounting Standards No. 148. The prospective basis requires that we apply the fair value based method of accounting to all awards granted, modified or settled after the beginning of the fiscal year in which we adopt the accounting method.

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PRENTISS PROPERTIES TRUST

NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

Historically, we applied the intrinsic value based method of accounting as prescribed by APB Opinion 25 and related Interpretations in accounting for our share-based awards. Had we fully adopted Statements of Financial Accounting Standards No. 123 for awards issued prior to January 1, 2003, it would have changed our method for recognizing the cost of our plans. Had the compensation cost for our share-based compensation plans been determined consistent with Statement of Financial Accounting Standards No. 123, our net income and net income per common share for 2005, 2004, and 2003 would approximate the pro forma amounts below:

	Year Ended

(amounts in thousands, except per share data)	2005	2004	2003

Net income applicable to common shareholders as reported	$95,917	$52,371	$50,965
Add: Share-based employee compensation expense included therein	10,281	2,714	1,959
Deduct: Total share-based employee compensation expense determined under fair value method for all awards	(10,284)	(2,795)	(2,237)

Pro Forma net income applicable to common shareholders	$95,914	$52,290	$50,687

Earnings per share:
Basic – as reported	$2.10	$1.18	$1.27

Basic – pro forma	$2.10	$1.18	$1.27

Diluted – as reported	$2.10	$1.18	$1.27

Diluted – pro forma	$2.10	$1.17	$1.26

(3)
Deferred Charges and Other Assets, Net

Deferred charges and other assets consisted of the following at December 31, 2005 and 2004:

	(in thousands)

	2005	2004

Deferred leasing costs and tenant improvements	$230,120	$311,320
In-place leases	51,281	27,910
Above market lease values	5,289	5,666
Deferred financing costs	13,956	14,568
Prepaids and other assets	7,337	11,610

	307,983	371,074
Less: accumulated amortization	(103,071)	(110,791)

	$204,912	$260,283

(4)	Notes Receivable

Our notes receivable balance of $1.5 million at December 31, 2004 is the result of a real estate transaction that included a non-recourse promissory note totaling $4.4 million, collateralized by a real estate property sold, maturing March 1, 2005, bearing interest at 7.95% per annum and requiring interest only payments until maturity. On December 22, 2004, we received correspondence from the borrower indicating an inability to fulfill their total obligation under the note. Due to the fact that our note receivable was subordinate to a first mortgage totaling approximately $12.0 million, we initiated an evaluation of the underlying real estate. Our evaluation was to determine whether the fair value of the property, less cost to sell would be sufficient to satisfy both the first mortgage and our note receivable. In our opinion, the fair value of the underlying real estate was not sufficient to satisfy both the first mortgage and our note receivable and thus in the preparation of our financial statements for the year ended December 31, 2004, we recognized a $2.9 million write-down of the note. During 2005, we recognized an additional $500,000 write-down to the note. On August 2, 2005, we complete the sale of our note receivable to an unrelated party for total proceeds of $1.0 million.

(5)	Accounts Receivable, Net

Accounts receivable consisted of the following at December 31, 2005 and 2004:

	(in thousands)

	2005	2004

Rents and services	$9,716	$10,449
Accruable rental income	27,568	50,721
Other	664	809

	37,948	61,979
Less: allowance for doubtful accounts	(2,838)	(6,207)

	$35,110	$55,772

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PRENTISS PROPERTIES TRUST

NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

Accruable rental income represents rental income recognized on a straight-line basis in excess of rental revenue accrued in accordance with individual lease agreements.

On June 30, 1999, we loaned $4.2 million to various key employees as part of our long-term incentive plan to retain such employees. The funds were used to purchase common shares of the company in the open market. The loans were full recourse notes and accrued interest quarterly at a fixed rate of 7.0% and had a term of five years. Interest payments were due quarterly. The loan balances were to be forgiven, contingent upon each key employees’ continued employment with us, in the following manner: one-third of the principal balance was forgiven at the end of the third year of the loan term, one-third was forgiven at the end of the fourth year of the loan term, and the remaining principal balance was forgiven in June 2004 concurrent with the end of the fifth year of the loan term.

(6)	Investments in Unconsolidated Joint Ventures and Unconsolidated Subsidiaries

The following information summarizes the financial position at December 31, 2005 and 2004 and the results of operations for the years ended December 31, 2005, 2004 and 2003 for the investments in which we held an unconsolidated interest during the periods presented:

Summary of Financial Position:	Total Assets		Total Debt (4)		Total Equity		Company’s Investment

(in thousands)	Dec. 31, 2005	Dec. 31, 2004	Dec. 31, 2005	Dec. 31, 2004	Dec. 31, 2005	Dec. 31, 2004	Dec. 31, 2005	Dec. 31, 2004

Broadmoor Austin Associates(1)	$96,543	$97,962	$124,894	$131,979	$(31,896)	$(34,814)	$5,421	$4,217
Tysons International Partners(2)	—	89,268	—	59,113	—	28,914	—	8,726
Other Investments(3)	—	—	—	—	—	—	2,360	—

							$7,781	$12,943

Summary of Operations:	Total Revenue			Net Income/(Loss)			Company’s Share of Net Income/(Loss)

(in thousands)	2005	2004	2003	2005	2004	2003	2005	2004	2003

Broadmoor Austin Associates	$22,675	$20,015	$20,093	$5,551	$5,058	$4,586	$2,776	$2,529	$2,293
Tysons International Partners	4,228	11,985	12,960	(8,864)	(399)	1,052	(2,216)	(100)	262

							$560	$2,429	$2,555

(1)	We own a 50% non-controlling interest in Broadmoor Austin Associates, an entity, which owns a seven-building, 1.1 million net rentable square foot office complex in Austin, Texas.
(2)

At December 31, 2004, we owned a 25% non-controlling interest in Tysons International Partners, an entity, which owns two office properties containing 456,000 net rentable square feet in the Northern Virginia area. On May 2, 2005, we acquired the remaining 75% interest in the properties owned by the joint venture. Prior to our acquisition of the remaining 75% for $103.2 million, we contributed to the joint venture $14.7 million representing our pro rata share of the outstanding indebtedness on the properties. As a condition of closing, out of proceeds from the sale and our capital contribution, the joint venture prepaid the outstanding indebtedness collateralized by the properties. The prepayment amount totaled $67.6 million of which $8.8 million represented a prepayment penalty. Net income for Tysons International Partners for the twelve months ended December 31, 2005 includes the $8.8 million loss from debt prepayment but excludes the gain on sale resulting from our acquisition of the remaining 75% interest in the joint venture.

(3)	Represents an interest in Prentiss Properties Capital Trust I and Prentiss Properties Capital Trust II that we account for using the cost method of accounting.
(4)	The mortgage debt, all of which is non-recourse, is collateralized by the individual real estate property or properties within each venture.
(7)	Mortgages and Notes Payable

At December 31, 2005, we had mortgage and notes payable of $1.36 billion, excluding our proportionate share of debt from our unconsolidated joint ventures.

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PRENTISS PROPERTIES TRUST

NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

The following table sets forth at December 31, 2005 and 2004 our mortgages and notes payable, including the $89.5 million of mortgages and notes payable related to properties held for sale:

	(in thousands)

Description	2005	2004	Amortization	Interest Rate(1)	Maturity

Revolving credit facility	$255,000	$217,500	None	LIBOR+0.95%	February 19, 2007
PPREFI portfolio loan (2)	180,100	180,100	None	7.58%	February 26, 2007
High Bluffs construction loan (3)	26,554	8,929	None	LIBOR+1.400%	September 1, 2007
Collateralized term loan – Union Bank of Calif.	—	30,000	None	LIBOR+1.150%	September 30, 2007
Unsecured term loan - Eurohypo I	100,000	100,000	None	LIBOR+0.950%	May 22, 2008
Unsecured term loan – Commerz	75,000	75,000	None	LIBOR+0.950%	March 15, 2009
Unsecured term loan - Eurohypo II	—	13,760	30 yr	7.46%	July 15, 2009
Collateralized term loan - Mass Mutual (3) (4)	85,000	85,000	None	LIBOR+0.850%	August 1, 2009
Prentiss Properties Capital Trust I Debenture	52,836	—	None	LIBOR+1.250%	March 30, 2035
Prentiss Properties Capital Trust II Debenture	25,774	—	None	LIBOR+1.250%	June 30, 2035
Variable rate mortgage notes payable (4) (5)	41,600	96,700	None	(6)	(6)
Fixed rate mortgage notes payable (3) (7)	522,721	384,922	(8)	(8)	(8)

	$1,364,585	$1,191,911

(1)	30-day LIBOR was 4.39% at December 31, 2005.
(2)	The PPREFI portfolio loan is collateralized by U. S. Treasury Securities.
(3)

The $89,537 in mortgage notes payable reported as mortgages and notes payable related to properties held for sale at December 31, 2005 include the $26,554 High Bluffs construction loan, $13,500 of the Mass Mutual collateralized term loan and $49,483 of other fixed rate mortgage notes payable.

(4)	The term loan is collateralized by 9 properties with an aggregate net book value of real estate of $105.9 million.
(5)	The variable rate mortgage loans are collateralized by 3 buildings with an aggregate net book value of $58.6 million.
(6)	Interest rates on our variable rate mortgages range from 30-day LIBOR plus 115 basis points to 30-day LIBOR plus 130 basis points. Maturity dates range from July 2009 through May 2010.
(7)	The fixed rate mortgage loans are collateralized by 19 buildings with an aggregate net book value of $570.1 million.
(8)

The effective interest rates for our fixed rate mortgages range from 4.84% to 8.38% with a weighted average effective interest rate of 6.29% at December 31, 2005. Maturity dates range from January 2007 through August 2015 with a weighted average maturity of 7.0 years from December 31, 2005.

Our future scheduled principal repayments on our mortgages and notes payable are as follows:

Years ending December 31:	(in thousands)

2006	$5,576
2007	218,807
2008	362,513
2009	198,636
2010	160,978
Thereafter	418,075

$1,364,585

Under our loan agreements, we are required to satisfy various affirmative and negative covenants, including limitations on total indebtedness, total collateralized indebtedness and cash distributions, as well as obligations to maintain certain minimum tangible net worth and certain minimum interest coverage ratios. We were in compliance with these covenants at December 31, 2005.

(8)	Interest Rate Hedges

In the normal course of business, we are exposed to the effect of interest rate changes. We limit our interest rate risk by following established risk management policies and procedures including the use of derivatives. For interest rate exposures, derivatives are used to hedge against rate movements on our related debt.

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PRENTISS PROPERTIES TRUST

NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

To manage interest rate risk, we may employ options, forwards, interest rate swaps, caps and floors or a combination thereof depending on the underlying exposure. We undertake a variety of borrowings from credit facilities, to medium- and long-term financings. To hedge against increases in interest cost, we use interest rate instruments, typically interest rate swaps, to convert a portion of our variable-rate debt to fixed-rate debt.

On the date we enter into a derivative contract, we designate the derivative as a hedge of (a) the exposure to changes in the fair value of a recognized asset or liability (fair-value hedge) or (b) the variability of cash flows that are to be received or paid in connection with (i) a recognized asset or liability or (ii) a forecasted transaction (cash flow hedges). Currently, we have only entered into derivative contracts designated as cash flow hedges. These agreements involve the exchange of amounts based on a variable interest rate for amounts based on fixed interest rates over the life of the agreement based upon a notional amount. The difference to be paid or received as the interest rates change is recognized as an adjustment to interest expense. The related amount payable to or receivable from counterparties is included in accounts payable and other liabilities. Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a cash flow hedge, to the extent that the hedge is effective, are recorded in other comprehensive income, until earnings are affected by the variability of cash flows of the hedged transaction (e.g. until periodic settlements of a variable-rate asset or liability are recorded in earnings). Any hedge ineffectiveness (which represents the amount by which the gains or losses of the derivative exceed the gains or losses of the hedged instrument) is recorded in current-period earnings. Gains or losses from a fair-value hedge, as well as the related gains or losses from the hedged item are recognized currently in earnings.

We formally document all relationships between hedging instruments and hedged items, as well as our risk-management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives that are designated as cash flow hedges to (1) specific assets and liabilities on the balance sheet or (2) specific firm commitments or forecasted transactions. We also formally assess (both at the hedge’s inception and on an ongoing basis) whether the derivatives that are used in hedging transactions have been highly effective in offsetting changes in the cash flows of hedged items and whether those derivatives may be expected to remain highly effective in future periods. When it is determined that a derivative is not (or has ceased to be) highly effective as a hedge, we discontinue hedge accounting prospectively, as discussed below.

We discontinue hedge accounting prospectively when (1) we determine that the derivative is no longer effective in offsetting changes in the cash flows of a hedged item (including hedged items such as firm commitments or forecasted transactions); (2) the derivative expires or is sold, terminated, or exercised; (3) it is no longer probable that the forecasted transaction will occur; (4) a hedged firm commitment no longer meets the definition of a firm commitment; or (5) management determines that designating the derivative as a hedging instrument is no longer appropriate.

When we discontinue hedge accounting because it is no longer probable that the forecasted transaction will occur in the originally expected period, the gain or loss on the derivative remains in accumulated other comprehensive income and is reclassified into earnings when the forecasted transaction affects earnings. However, if it is probable that a forecasted transaction will not occur by the end of the originally specified time period or within an additional two-month period of time thereafter, the gains and losses that were accumulated in other comprehensive income will be recognized immediately in earnings. In all situations in which hedge accounting is discontinued and the derivative remains outstanding, we will carry the derivative at its fair value on the balance sheet, recognizing changes in the fair value in current-period earnings.

To determine the fair value of derivative instruments, we use a variety of methods and assumptions that are based on market conditions and risks existing at each balance sheet date. For our derivatives, standard market conventions and techniques such as discounted cash flow analysis, option pricing models, replacement cost, and termination cost are used to determine fair value. All methods of assessing fair value result in a general approximation of value, and such value may never actually be realized.

Over time, the unrealized gains and losses held in accumulated other comprehensive income will be reclassified to earnings. This reclassification is consistent with when the hedged items are recognized in earnings. Within the next twelve months, we expect to reclassify to earnings approximately $526,000 of unrealized gains of the current balances held in accumulated other comprehensive income.

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PRENTISS PROPERTIES TRUST

NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

The following table summarizes the notional values and fair values of our derivative financial instruments at December 31, 2005. The notional value provides an indication of the extent of our involvement in these instruments as of the balance sheet date, but does not represent exposure to credit, interest rate or market risks.

Notional Amount	Swap Rate Paid (Fixed)	Swap Rate Received (Variable) at December 31, 2004	Swap Maturity	Fair Value

				(in thousands)
$70.0 million(1)	4.139%	2.400%	August 2008	$1,008
$20.0 million(1)	4.000%	2.400%	February 2010	556

Total				$1,564

(1)	The interest rate swap agreements were executed by our Prentiss Office Investors, L.P. joint venture.

Cash payments made under our interest rate hedges exceeded cash receipts from our interest rate hedges by $3.1 million, $10.6 million and $9.7 million for the years ended December 31, 2005, 2004, and 2003, respectively.

(9)	Accounts Payable and Other Liabilities

The table below sets forth at December 31, 2005 and 2004, our accounts payable and other liabilities including $18.3 million classified as accounts payable and other liabilities related to properties held for sale at December 31, 2005:

	(in thousands)
	2005	2004

Accrued interest expense	$6,089	$5,685
Accrued real estate taxes	4,874	28,178
Advance rent and deposits	12,113	20,010
Deferred compensation liability	7,756	6,516
Below market lease values, net of amortization	11,601	8,319
Book overdraft	33,453	6,315
Other liabilities	29,727	30,281

	$105,613	$105,304

(10)	Distributions Payable

In December 2005, we declared a cash distribution for the fourth quarter of 2005 in the amount of $.56 per share, payable on January 4, 2006, to common shareholders of record on November 18, 2005. The distributions totaled $28.6 million and were paid January 4, 2006. Additionally, it was determined that a distribution of $.56 per unit would be made to the partners of our operating partnership.

(11)	Leasing Activities

Our future minimum lease payments (excluding operating expense reimbursements) to be received, under non-cancelable operating leases in place at December 31, 2005, which expire on various dates through 2020, are as follows:

Years ending December 31:	(in thousands)

2006	$299,686
2007	262,519
2008	220,573
2009	184,301
2010	143,428
Thereafter	263,076

$1,373,583

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PRENTISS PROPERTIES TRUST

NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

The geographic concentration of the future minimum lease payments to be received is detailed as follows:

Market	(in thousands)

Metro. Washington, DC	$454,734
Dallas/Fort Worth	363,165
Oakland	202,802
San Diego	138,070
Austin	68,040
Chicago	51,349
Denver	41,796
Silicon Valley	34,654
Los Angeles	18,973

$1,373,583

For the years ended December 31, 2005, 2004, and 2003 no individual tenant accounted for more than 10% of our total rental income.

(12)	Supplemental Disclosure of Non-Cash Investing and Financing Activities

Distributions totaling $28.6 million payable to holders of common shares and operating partnership units were declared in December 2005. The distributions were paid in January 2006.

Pursuant to our long-term incentive plan, during the year ended December 31, 2005, we issued 214,950 restricted share grants to various key employees. The shares, which had a market value of approximately $7.9 million based upon the per share price on the date of grant, were classified as unearned compensation and recorded in the shareholders’ equity section of the consolidated balance sheet. The unearned compensation is amortized quarterly as compensation expense over the three-year vesting period.

During the year ended December 31, 2005, 170,581 common shares were issued pursuant to the conversion of 170,581 common units of our operating partnership. The common shares had a market value of approximately $6.6 million on the conversion date.

During the year ended December 31, 2005, we marked-to-market our investments in securities and our interest rate hedges. During the year ended December 31, 2005, we recorded unrealized losses of $492,000 and unrealized gains of $9.5 million on our investments in securities and interest rate hedges, respectively. As a result of the termination of nine interest rate hedges, we reclassified $7.3 million of the unrealized gains to earnings during the year ended December 31, 2005.

During the year ended December 31, 2005, common shares in treasury increased by $2.4 million, primarily related to an increase of $1.1 million attributable to 27,548 common shares surrendered as payment of the exercise price and statutory tax withholdings for certain share options exercised during the period, an increase of approximately $965,000 attributable to 23,511 common shares surrendered as payment of statutory tax withholdings for certain share grants vested during the period, and $628,000, representing forfeiture of 19,500 restricted share grants.

During the year ended December 31, 2005, 3,773,585 common shares were issued pursuant to the conversion of 3,773,585 Series D Preferred Shares.

In connection with the acquisitions during the year ended December 31, 2005, we recorded and assumed approximately $68.3 million, $3.0 million, $796,000, and $474,000 of debt obligations, liabilities, receivables, and other assets respectively. Also in connection with the acquisitions we issued 547,262 operating partnership units valued at $21.2 million.

In connection with dispositions during the year ended December 31, 2005, we removed approximately $25.5 million, $12.6 million and $17.3 million of debt obligations, liabilities and receivables, respectively.

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NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

(13)	Related Party Transactions

On March 28, 2001, Prentiss Properties Resources, Inc. was incorporated under the General Corporation Law of the State of Delaware to serve as a Taxable REIT Subsidiary and provide management services to our operating partnership. Our operating partnership held a 98% economic interest and 0% voting interest in Prentiss Properties Resources, Inc. Effective January 1, 2003, our operating partnership acquired the remaining 2% interest in Prentiss Properties Resources, Inc., for gross consideration of approximately $67,000. As a result, beginning January 1, 2003, the accounts of Prentiss Properties Resources, Inc. are consolidated with and into the accounts of our operating partnership.

(14)	Capital Shares

Our board of trustees is authorized to provide for the issuance of 100,000,000 common shares and 20,000,000 preferred shares in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations or restrictions thereof.

As of December 31, 2005, 49,351,227 common shares were issued and outstanding. Of the 49,351,227 common shares, 61,420 common shares were held pursuant to our Key Employee Share Option Plan and classified as common shares in treasury on our consolidated balance sheet. During the year ended December 31, 2005, pursuant to the rights under an agreement that allowed Security Capital Growth, Incorporated to convert any of all of the Series D Preferred Shares into common shares on a one for one basis, Security Capital Growth, Incorporated converted all of the 3,773,585 Series D Preferred Shares into 3,773,585 common shares.

At the operating partnership level, 51,062,839 common units were issued and outstanding at December 31, 2005. The units included 49,351,227 held by Prentiss Properties Trust and 1,711,612 held by limited partners of our operating partnership. The 1,711,612 common units are redeemable at the option of the holder for a like number of common shares, or at our option, the cash equivalent thereof and are accounted for as minority interest in operating partnership on our consolidated balance sheet.

(15)	Share Incentive Plans

We have two separate share-based incentive compensation plans both of which are approved by our shareholders. The plans include (1) a trustees’ share incentive plan and (2) an employees’ share incentive plan. Under the plans, we are authorized to issue common shares or cash pursuant to awards granted in the form of (1) non-qualified share options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended; (2) restricted or non-restricted shares; (3) share appreciation rights; and (4) performance shares. Awards may be granted to selected employees and trustees of our company or an affiliate of our company.

The Trustees’ Plan

Under the trustees’ plan, we are authorized to issue awards with respect to a maximum of 550,000 shares. Annually on the first business day of July we grant to each independent trustee non-qualified share options to purchase 7,500 of our common shares. The options are 100% vested at grant and, therefore, expensed upon issuance. In 2005, 2004 and 2003, we issued to the independent trustees, a total of 37,500 non-qualified share options each year.

On the first business day of each fiscal quarter, we issue to each independent trustee common shares having an aggregate value of $6,250, based on the per share fair market value of the common shares on the date of grant. The common shares are 100% vested at grant and, therefore, expensed upon issuance. A total of 3,350, 3,655 and 4,300 common shares were granted pursuant to the plan during the years ended December 31, 2005, 2004, and 2003, respectively.

At December 31, 2005, we had 189,075 common shares that remain available for future issuance under our trustees’ plan.

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NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

The Employees’ Plan

Under the employees’ plan, we are authorized to issue awards with respect to a maximum of 6,500,000 common shares. Awards may be granted to employees of our operating partnership or management service companies. No participant may be granted, in any calendar year, awards in the form of share options or share appreciation rights with respect to more than 390,000 common shares or restricted share awards for more than 50,000 common shares. We have broad discretion in determining the vesting terms and other terms applicable to awards granted under the plan.

The exercise price of each option granted during 2005 was equal to the per share fair market value of our common shares on the date of grant. Under the employees’ plan, during the years ended December 31, 2005, 2004 and 2003, we granted 299,000, 240,650 and 271,000 options which vest 33-1/3% per year on each anniversary of the date of grant, commencing with the first anniversary of the date of grant. In addition during 2005, 2004 and 2003 we issued 213,750, 97,450 and 93,250 new restricted shares which vest 100% on the third anniversary of the date of grant. In December 2005, we accelerated the vesting on 252,000 restricted shares held by certain key executives of the company. As a result of the accelerated vesting, we recognized additional compensation expense of $5.6 million.

At December 31, 2005, we had 1,263,369 common shares that remain available for future issuance under our employees’ plan.

A summary of the status of our options as of December 31, 2005, 2004 and 2003 and the changes during the years ended on those dates is presented below:

	2005		2004		2003

	# Shares of underlying options	Weighted average exercise price	# Shares of underlying options	Weighted average exercise price	# Shares of underlying options	Weighted average exercise price

Outstanding at beginning of the year	647,251	$30.11	984,456	$26.45	1,421,514	$24.93
Granted	336,500	$35.00	278,150	$34.10	308,500	$26.73
Exercised	135,788	$27.76	612,020	$26.00	745,558	$23.66
Forfeited	34,000	$33.95	3,335	$28.09	—	$—
Expired	—	$—	—	$—	—	$—

Outstanding at end of year	813,963	$32.37	647,251	$30.11	984,456	$26.45
Exercisable at end of year	298,199	$30.93	161,435	$29.19	440,625	$26.62

Weighted-average fair value of options granted during the year	$3.13		$1.84		$0.88

The fair value of each share option granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	2005	2004	2003

Expected term	5.00	5.00	5.00
Expected dividend yield	6.41%	6.57%	8.32%
Expected volatility	20.97%	16.90%	15.28%
Risk-free interest rate	3.77%	3.13%	3.01%

The following table summarizes information about share options outstanding at December 31, 2005:

	Options Outstanding			Options Exercisable

Range of exercise price	Number outstanding at 12/31/05	Weighted average exercise price	Weighted average remaining contr. life	Number exercisable at 12/31/05	Weighted average exercise price

$20.01 to $25.00	11,500	$23.70	3.5	11,500	$23.70
$25.01 to $30.00	213,296	$27.12	7.0	126,964	$27.68
$30.01 +	589,167	$34.44	8.6	159,735	$34.03

$20.01 +	813,963	$32.37	8.1	298,199	$30.93

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NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

(16)	Employee Benefit Plans

We have a 401(k) savings plan for our employees. Under the plan, as amended, employees, age 21 and older, are eligible to participate in the plan after they have completed one year and 1,000 hours of service. Participants are immediately vested in their contributions, matching contributions and earnings thereon.

We initially match 25% of an employees’ contribution, not to exceed 25% of 6% of each employee’s wages. Our cost of the initial match totaled approximately $284,000, $289,000 and $271,000 for the years ended December 31, 2005, 2004 and 2003, respectively. We may also elect, in any calendar year, to make a discretionary match to the plan. No discretionary match was paid during the years ended December 31, 2005, 2004 and 2003, respectively.

We have registered 500,000 common shares in connection with a share purchase plan. The share purchase plan enables eligible employees to purchase shares, subject to certain restrictions, of the company at a 15% discount to fair market value. A total of 27,695, 29,683 and 32,065 common shares were issued, in accordance with the share purchase plan, during the years ended December 31, 2005, 2004, and 2003, respectively. At December 31, 2005, we have 153,871 shares available for future issuance.

During the year ended December 31, 2000, we adopted the Key Employee Share Option Plan. Pursuant to the plan, officers and other selected key employees of our operating partnership or management service companies who earn bonuses have the option of deferring the payment of such bonuses. Such deferred compensation may be used to purchase various mutual funds and/or our common shares. Pursuant to the participant’s election, we purchase shares on the open market and place them in a trust for the benefit of such participant. The trust may deliver to the participant shares or the fair market value of such shares beginning six months from the date they were placed in the trust. The purpose of the deferred compensation plan is to provide a vehicle for the payment of compensation otherwise payable to the participants, in a form that will provide incentives and rewards for meritorious performance and encourage the recipients’ continuance as our employees. During the 2000 plan year we provided a discount of 15% on the purchase price of our common shares purchased by participants in the plan. For each plan year thereafter, we did not provide a discount on our common shares. The mutual fund investments are carried at their market value of $4.1 million and included as investments in securities on our consolidated balance sheet. The plan holds 61,420 of our common shares which we purchased in the open market on behalf of the participants. These are included as common shares in treasury on our consolidated balance sheet at December 31, 2005. The fair value of the plan assets totaling $6.6 million are included as deferred compensation liability in accounts payable and other liabilities on our consolidated balance sheet at December 31, 2005. As a result of the change in the fair value of our investments in securities, we recorded unrealized gains of $92,000 and $191,000 and unrealized losses of $83,000 in other comprehensive income during the years ended December 31, 2005, 2004 and 2003, respectively.

As of February 12, 2003, we adopted two deferred compensation plans for our executive officers. The Executive Choice Share Deferral Plan for Executives allows our executive officers to elect to defer the receipt of shares issued upon the exercise of options pursuant to our 1996 Share Incentive Plan. In addition, the Executive Choice Share Deferral Plan allows our officers to defer receipt of restricted securities issued pursuant to our 1996 Share Incentive Plan and to defer receipt of our common shares received pursuant to our Key Employee Share Option Plan and our Share Purchase Plan. The Executive Choice Deferred Compensation Plan provides a means for our executive officers to defer receipt of salary and bonus and property other than our common shares received under the Key Employee Share Option Plan.

We also adopted two deferred compensation plans for our trustees, similar to those adopted for our executives. Under the Executive Choice Share Deferral Plan for Trustees, the independent members of our board of trustees may defer receipt of shares issued upon the exercise of options received under the Amended and Restated Trustees’ Share Incentive Plan. Under the Executive Choice Deferred Compensation Plan for Trustees, our independent trustees may defer other compensation received pursuant to service on our board of trustees.

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NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

For each of the deferred compensation plans described above, the executive’s or the trustee’s receipt of shares and other compensation is deferred by placing such shares or other compensation in an account, which is treated as an unfunded deferred compensation obligation of the company, and the employee or trustee does not receive the shares or other compensation until he elects to receive the shares or other compensation at a future date. Each of the plans described above is intended solely as a means of deferring gain that would otherwise be realized by our officers and trustees and is not intended to amend any other plan or program.

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NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

(17)	Commitments and Contingencies

Legal Matters

We are subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. We believe that the final outcome of such matters will not have a material adverse effect on our financial position, results of operations or liquidity.

Environmental Matters

We obtain environmental site assessments for all acquired properties prior to acquisition. The environmental site assessments have not revealed any environmental condition, liability or compliance concern that we believe may have a material adverse effect on our business, assets or results or operations, nor are we aware of any such condition, liability or concern. It is possible that the environmental site assessments relating to any one of our properties or properties to be acquired in the future do not reveal all environmental conditions, liabilities or compliance concerns or that there are material environmental conditions, liabilities or compliance concerns that arose after the related environmental site assessment report was completed, of which we are otherwise unaware.

Insurance

We have and will keep in force comprehensive insurance, including liability, fire, workers’ compensation, extended coverage, rental loss and, when available on reasonable commercial terms, flood, wind, earthquake and terrorism insurance, with policy specifications, limits, exclusions and deductibles customarily carried for similar properties. We currently maintain insurance to cover environmental conditions and business interruption if and when they occur. This policy covers both governmental and third-party claims associated with the covered environmental conditions. Our real property insurance policies exclude earthquake coverage for properties located within California. As a result, we maintain a separate $125 million blanket earthquake policy on the properties we own in Northern and Southern California. Our real property insurance policies include $100 million in terrorism coverage. Certain types of losses, however, generally of a catastrophic nature, such as acts of war, are either uninsurable or the cost of obtaining insurance is so high that it is more prudent to accept the risk of loss. If more terrorists incidents occur, however, future insurance policies purchased by us may expressly exclude hostile acts, and it may become economically unfeasible to obtain insurance covering terrorist attacks. In the event of such terrorist acts or other catastrophic losses, we would expect our insurance premiums to increase thereafter, which may have an adverse impact on our cash flow. We believe that our properties as of the date of this filing are adequately insured in accordance with industry standards.

Financial Guarantees and Commitments

In connection with the disposition of a real estate property in May 2001, we entered into a financial guarantee with a maximum future potential payment of $1.4 million. The financial guarantee, provided to the third party purchaser, guaranteed payment of an amount not to exceed the $1.4 million potential maximum if certain tenants, as defined in the purchase and sale agreement, fail to extend either their leases beyond the maturities of their current in-place leases or to perform according to their in-place leases. An amount totaling $1.0 million was considered probable at the date of disposition and therefore, accrued during the year ended December 31, 2001. Pursuant to the financial guarantee, during the year ended December 31, 2003, we paid the anticipated $1.0 million to the third party purchaser.

As a condition of the purchase and sale and as security for our guarantee, we provided to the title company at closing, two irrevocable letters of credit, totaling $1.4 million, drawn on a financial institution and identifying the purchaser as beneficiary. One letter of credit totaling $1.0 million expired in 2003. The remaining balance on the second letter of credit totaling $126,000 at December 31, 2005 expires during the year ended December 31, 2006.

(18)	Recently Issued Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (FASB) Issued Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” a revision to Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.” The Statement supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance.

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NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

The Statement which focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions, establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

The Statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award—the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

The Statement, which originally was to take effect the beginning of the first interim or annual reporting period that begins after June 15, 2005 for public entities that do not file as small business issuers, was amended on April 14, 2005. The Securities and Exchange Commission adopted a new rule to amend the compliance dates, which now allows companies to implement the statement at the beginning of their next fiscal year. We expect to adopt the pronouncement as required on January 1, 2006 using the prospective method. We do expect our adoption of the pronouncement to have a material impact on our financial statements.

In March 2005, the FASB issued FIN 47, “Accounting for Conditional Asset Retirement Obligations”, an interpretation of Statement of Financial Accounting Standards No.143, “Asset Retirement Obligations”. FIN 47 provides clarification of the term “conditional asset retirement obligation” as used in Statement of Financial Accounting Standards No.143, defined as a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the company. Under this standard, a company must record a liability for a conditional asset retirement obligation if the fair value of the obligation can be reasonably estimated. FIN 47 became effective in our fiscal quarter ended December 31, 2005. We adopted FIN 47 as required effective December 31, 2005 and as a result of the initial application of FIN 47 we determined that several of our properties contain asbestos. Although the asbestos is appropriately contained, in accordance with the current environmental regulations, it is our practice to remediate the asbestos upon renovation or redevelopment of our properties. Accordingly, we have determined that these future asbestos removal costs meet the criteria for recording a liability. We recorded a liability of $1.8 million which is included in accounts payable and other liabilities on the consolidated balance sheet as of December 31, 2005. In addition, we recognized a cumulative effect of a change in accounting principle for the adoption of FIN 47 totaling $1.8 million, which is included in the accompanying consolidated statement of income for the year ended December 31, 2005.

In May 2005, the FASB issued Statement of Financial Accounting Standards Statement No. 154, “Accounting Changes and Error Corrections,” a replacement of APB Opinion No. 20 and Statement of Financial Accounting Standards Statement No. 3. The Statement provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. This Statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

At the June 2005 EITF meeting, the Task Force reached a consensus on EITF 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.” The consensus provides a framework for addressing when a general partner, or general partners as a group, controls a limited partnership or similar entity. The scope of EITF 04-5 is limited to limited partnerships or similar entities that are not variable interest entities under FIN 46(R). The Task Force reached a consensus that for general partners of all new limited partnerships formed and for existing limited partnerships for which the partnership agreements are modified, the guidance in this issue is effective after June 29, 2005. For general partners in other limited partnerships, the guidance is effective no later than the beginning of the first reporting period in fiscal years beginning after December 15, 2005. The Task Force also amended EITF 96-16 to be consistent with the consensus reached in Issue No. 04-05. Additionally, the FASB issued FSP SOP 78-9-1 which amends the guidance in SOP 78-9 to be consistent with the consensus in 04-5. We do not expect the adoption of EITF 04-5 to have a material impact on our financial statements.

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NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

Also at the June 2005 meeting, the Task Force reached a consensus on EITF 05-6, “Determining the Amortization Period for Leasehold Improvements Purchased after Lease Inception or Acquired in a Business Combination.” The consensus reached is that the leasehold improvements whether acquired in a business combination or that are placed in service significantly after and not contemplated at or near the beginning of the lease term should be amortized over the shorter of the useful life of the assets or a term that includes required lease periods and renewals that are deemed to be reasonably assured. The consensus in this issue which is to be applied to leasehold improvements that are purchased or acquired in reporting periods beginning after June 29, 2005 will not have a material impact on our financial statements.

In October 2005, the FASB issued Staff Position No. 13-1 “Accounting for Rental Costs Incurred during a Construction Period” (“FSP FAS 13-1”). FSP FAS 13-1 addresses the accounting for rental costs associated with operating leases that are incurred during the construction period. FSP FAS 13-1 makes no distinction between the right to use a leased asset during the construction period and the right to use that asset after the construction period. Therefore, rental costs associated with ground or building operating leases that are incurred during a construction period shall be recognized as rental expense, allocated over the lease term in accordance with Statement of Financial Accounting Standards No.13 and Technical Bulletin 85-3. The terms of FSP FAS 13-1 are not applicable to lessees that account for the sale or rental of real estate projects in accordance with Statement of Financial Accounting Standards No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects.” FSP FAS 13-1 was effective for the first reporting period beginning after December 15, 2005.   Retrospective application in accordance with Statement of Financial Accounting Standards No. 154 is permitted but not required. We do not believe that the application of FSP FAS 13-1 will have a material impact on our financial position or results of operations.

In February 2006, the FASB issued Statement of Financial Accounting Standards No.155, “Accounting for Certain Hybrid Financial Instruments – An Amendment of FASB No. 133 and 140”. The purpose of Statement of Financial Accounting Standards No.155 is to simplify the accounting for certain hybrid financial instruments by permitting fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. SFAS No. 155 also eliminates the restriction on passive derivative instruments that a qualifying special-purpose entity may hold. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year beginning after September 15, 2006. We do not expect the adoption of this standard to have a material effect on our financial position or results of operations.

In March 2006, the FASB issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets, an Amendment of SFAS No. 140”. SFAS No. 156 requires separate recognition of a servicing asset and a servicing liability each time an entity undertakes an obligation to service a financial asset by entering into a service contract. This statement also requires that servicing assets and liabilities be initially recorded at fair value and subsequently adjusted to the fair value at the end of each reporting period. This statement is effective in fiscal years beginning after September 15, 2006. We do not expect the adoption of this standard to have a material effect on our financial position or results of operations.

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NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

(19)	Segment Information

The table below presents information about income from continuing operations and segment assets used by our chief operating decision maker as of and for the years ended December 31, 2005, 2004, and 2003, respectively.

For the Year Ended and As of December 31, 2005

(in thousands)	Mid-Atlantic	Midwest	Southwest	Northern California	Southern California	Total segments	Corporate not allocable to segments	Consolidated total

Revenues:
Rental income	$93,133	$—	$116,608	$43,037	$10,938	$263,716	$542	$264,258
Service business and other income	3,567	4,510	3,528	2,086	1,231	14,922	(153)	14,769

Total revenues	96,700	4,510	120,136	45,123	12,169	278,638	389	279,027

Expenses:
Property operating and maintenance	21,884	—	34,671	14,640	2,653	73,848	—	73,848
Real estate taxes	7,642	—	13,529	3,624	972	25,767	—	25,767
General & administrative and personnel costs	336	277	282	378	257	1,530	48,117	49,647
Expenses of service business	2,469	1,414	2,214	2,263	1,579	9,939	5,282	15,221
Depreciation and amortization	22,364	13	31,270	11,574	4,676	69,897	372	70,269

Total expenses	54,695	1,704	81,966	32,479	10,137	180,981	53,771	234,752

Interest expense	—	—	—	—	—	—	70,171	70,171
Amortization of deferred financing costs	—	—	—	—	—	—	5,810	5,810
Income from continuing operations before equity in income of unconsolidated joint ventures, loss on investments in securities, impairment and minority interests	42,005	2,806	38,170	12,644	2,032	97,657	(129,363)	(31,706)
Equity in income of unconsolidated joint ventures	(2,216)	—	2,776	—	—	560	—	560
Gain on termination of interest rate hedges	—	—	—	—	—	—	7,475	7,475
Loss from impairment of mortgage loan	(500)	—	—	—	—	(500)	—	(500)
Minority interests	—	—	—	—	—	—	(1,216)	(1,216)

Income from continuing operations	$39,289	$2,806	$40,946	$12,644	$2,032	$97,717	$(120,672)	$(25,955)

Additions to long-lived assets:
Development/redevelopment	$489	$1,001	$1,537	$3,723	$21,444	$28,194	$—	$28,194
Purchase of real estate	240,298	—	—	111,369	—	351,667	—	351,667
Capital expenditures for in-service properties	17,596	3,431	20,405	3,320	5,851	50,603	—	50,603

Total additions	$258,383	$4,432	$21,942	$118,412	$27,295	$430,464	$—	$430,464

Investment balance in equity method investees	$—	$—	$5,421	$—	$—	$—	$—	$5,421

Total assets	$854,456	$129,376	$684,822	$389,681	$293,180	$2,351,515	$189,848	$2,541,363

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PRENTISS PROPERTIES TRUST

NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

For the Year Ended and As of December 31, 2004

(in thousands)	Mid-Atlantic	Midwest	Southwest	Northern California	Southern California	Total segments	Corporate not allocable to segments	Consolidated total

Revenues:
Rental income	$76,712	$—	$114,492	$28,350	$9,763	$229,317	$—	$229,317
Service business and other income	3,713	995	3,069	2,862	977	11,616	2,244	13,860

Total revenues	80,425	995	117,561	31,212	10,740	240,933	2,244	243,177

Expenses:
Property operating and maintenance	17,991	90	32,986	8,401	2,395	61,863	—	61,863
Real estate taxes	6,076	—	11,533	2,296	840	20,745	—	20,745
General & administrative and personnel costs	419	257	278	159	(14)	1,099	10,702	11,801
Expenses of service business	2,496	1,110	2,077	1,716	1,429	8,828	1,165	9,993
Depreciation and amortization	15,884	15	30,772	5,176	6,175	58,022	360	58,382

Total operating expenses	42,866	1,472	77,646	17,748	10,825	150,557	12,227	162,784

Interest expense	—	—	—	—	—	—	56,881	56,881
Amortization of deferred financing costs	—	—	—	—	—	—	2,329	2,329
Income from continuing operations before equity in income of unconsolidated joint ventures and minority interests	37,559	(477)	39,915	13,464	(85)	90,376	(69,193)	21,183
Equity in income of unconsolidated joint ventures	(100)	—	2,529	—	—	2,429	—	2,429
Loss on investment in securities	—	—	—	—	—	—	(420)	(420)
Loss on impairment of mortgage loan	(2,900)	—	—	—	—	(2,900)	—	(2,900)
Minority interests	—	—	—	—	—	—	(1,263)	(1,263)
Income from continuing operations	$34,559	$(477)	$42,444	$13,464	$(85)	$89,905	$(70,876)	$19,029
Additions to long-lived assets:
Development/redevelopment	$108	$2,565	$310	$691	$11,673	$15,347	$—	$15,347
Purchase of real estate	—	32,590	123,336	100,491	32,821	289,238	—	289,238
Capital expenditures for in-service properties	9,797	13,946	17,756	7,418	5,479	54,396	—	54,396

Total additions	$9,905	$49,101	$141,402	$108,600	$49,973	$358,981	$—	$358,981

Investment balance in equity method investees	$8,726	$—	$4,217	$—	$—	$12,943	$—	$12,943

Total assets	$605,355	$437,173	$698,093	$282,059	$276,907	$2,299,587	$33,952	$2,333,539

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PRENTISS PROPERTIES TRUST

NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

For the Year Ended and As of December 31, 2003

(in thousands)	Mid-Atlantic	Midwest	Southwest	Northern California	Southern California	Total segments	Corporate not allocable to segments	Consolidated total

Revenues:
Rental income	$72,982	$23	$93,922	$25,760	$1,000	$193,687	$—	$193,687
Service business and other income	3,973	2,075	2,435	2,501	750	11,734	4,755	16,489

Total revenues	76,955	2,098	96,357	28,261	1,750	205,421	4,755	210,176

Expenses:
Property operating and maintenance	16,119	89	27,108	8,078	193	51,587	—	51,587
Real estate taxes	5,656	—	9,102	2,008	68	16,834	—	16,834
General & administrative and personnel costs	447	276	274	146	148	1,291	9,697	10,988
Expense of service business	2,669	1,457	1,812	1,501	1,308	8,747	1,744	10,491
Depreciation and amortization	13,999	16	22,907	3,558	635	41,115	194	41,309

Total expenses	38,890	1,838	61,203	15,291	2,352	119,574	11,635	131,209

Interest expense	—	—	—	—	—	—	56,392	56,392
Amortization of deferred financing costs	—	—	—	—	—	—	2,284	2,2854
Income from continuing operations before equity in income of unconsolidated joint ventures and unconsolidated subsidiaries and minority interests	38,065	260	35,154	12,970	(602)	85,847	(65,556)	20,291

Equity in income of unconsolidated joint ventures and unconsolidated subsidiaries	261	—	2,295	—	—	2,555	—	2,555
Minority interests	—	—	—	—	—	—	(8,940)	(8,940)

Income from continuing operations	$38,326	$260	$37,449	$12,970	$(602)	$88,402	$(74,496)	$13,906

Additions to long-lived assets:
Development/redevelopment	$1,292	$4,375	$4,865	$4	$106	$10,642	$—	$10,642
Purchase of real estate	52,158	31,375	28,052	6,062	67,086	184,733	—	184,733
Capital expenditures for in-service properties	8,056	6,359	13,173	4,377	3,271	35,236	—	35,236

Total additions	$61,506	$42,109	$46,090	$10,443	$70,463	$230,611	$—	$230,611

Investment balance in equity method investees	$9,226	$—	$3,882	$—	$—	$13,108	$—	$13,108

Total assets	$619,207	$412,769	$638,170	$252,098	$244,004	$2,166,248	$32,845	$2,199,093

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PRENTISS PROPERTIES TRUST

NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

(20)	Discontinued Operations

In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” effective for financial statements issued for fiscal years beginning after December 15, 2001, income and gain/(loss) for real estate properties sold and real estate properties held for sale are to be reflected in the consolidated statements of income as discontinued operations.

During the year ended December 31, 2005, we sold 4 industrial buildings containing approximately 682,000 net rentable square feet and 10 office buildings containing approximately 1.9 million net rentable square feet. In addition to these properties sold, we have 21 properties and 1 development property reported as assets held for sale and reported in discontinued operations. The 21 properties contain approximately 4.9 million net rentable square feet. During the year ended December 31, 2004, we sold 4 industrial buildings containing approximately 91,000 net rentable square feet and 8 office buildings containing approximately 1.2 million net rentable square feet. During the year ended December 31, 2003, we sold 11 office buildings containing approximately 983,000 net rentable square feet containing approximately 194,000 net rentable square feet.

Concurrent with the disposition of 1 of the 14 office buildings sold during the year ended December 31, 2005 and 7 of the 8 office buildings sold during the year ended December 31, 2004, we entered into management agreements under which we would perform management duties for a fee. We evaluated our continuing involvement resulting from the management agreements pursuant to the criteria outlined in EITF 03-13A, “Applying the Conditions in Paragraph 42 of FASB Statement No. 144 in Determining Whether to Report Discontinued Operations,” and as a result of our evaluation determined that neither the continuing cash inflows nor cash outflows are significant and thus, the properties should be classified within discontinued operations on our consolidated statements of income.

Below is a summary of our combined results of operations from the properties disposed of or held for sale included in discontinued operations during the periods presented.

	Year Ended December 31

Discontinued Operations (in thousands)	2005	2004	2003

Rental income	$128,772	$141,543	$154,198

Property revenues	128,772	141,543	154,198

Interest and other income	114	70	325

Total Revenues	128,886	141,613	154,523

Property operating and maintenance	32,590	33,865	40,386
Real estate taxes	15,739	20,664	18,083
Depreciation and amortization	31,586	37,604	38,947

Property expenses	79,915	92,133	97,416

Interest expense	11,615	12,158	13,444

Amortization of deferred financing costs	189	—	—

Loss on impairment of real estate	29,233	—	1,792

Income from discontinued operations	$7,934	$37,322	$41,871

Gain/(loss) from disposition of discontinued operations	133,118	11,957	(4,457)

Loss from debt defeasance and debt repayment related to sale of real estate	(6,167)	(5,316)	—

Minority interest related to discontinued operations	(7,126)	(1,791)	(1,338)

Total Discontinued Operations	$127,759	$42,172	$36,076

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PRENTISS PROPERTIES TRUST

NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

(21)	Selected Quarterly Financial Data (Unaudited)

The following schedule is a summary of the quarterly results of operations for the years ended December 31, 2005, 2004 and 2003:

	(amounts in thousands, except per share data)
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total

Year ended December 31, 2005
Revenue	$64,974	$66,387	$72,483	$75,183	$279,027
Income from continuing operations	$5,240	$747	$1,502	$(30,444)	$(22,955)
Net income	$12,703	$8,818	$64,813	$16,712	$103,046
Net income per common share-basic	$0.24	$0.15	$1.38	$0.33	$2.10
Net income per common share-diluted	$0.24	$0.15	$1.37	$0.33	$2.10
Year ended December 31, 2004
Revenue	$57,368	$59,241	$61,964	$64,604	$243,177
Income from continuing operations	$6,591	$4,602	$4,362	$3,474	$19,029
Net income	$16,999	$18,792	$12,554	$14,078	$62,423
Net income per common share-basic	$0.31	$0.38	$0.23	$0.27	$1.18
Net income per common share-diluted	$0.30	$0.37	$0.23	$0.27	$1.18
Year ended December 31, 2003
Revenue	$50,821	$51,782	$52,229	$55,343	$210,175
Income from continuing operations	$3,000	$2,739	$3,771	$4,396	$13,906
Net income	$15,510	$8,512	$14,218	$21,177	$59,417
Net income per common share-basic	$0.34	$0.16	$0.30	$0.45	$1.27
Net income per common share-diluted	$0.34	$0.16	$0.30	$0.45	$1.27
(22)	Income Taxes

We have elected to be taxed as a REIT under sections 856 through 860 of the Internal Revenue Code of 1986, commencing with our taxable year ended December 31, 1996. To qualify as a REIT, we must meet a number of organizational and operational requirements, including a requirement that we currently distribute at least 90% of our adjusted taxable income to our shareholders. It is our current intention to adhere to these requirements and maintain our REIT status. As a REIT, we generally will not be subject to corporate level federal income tax on taxable income we distribute currently to our shareholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not be able to qualify as a REIT for four subsequent taxable years. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and to federal income and excise taxes on our undistributed taxable income. In addition, taxable income from non-REIT activities managed through taxable REIT subsidiaries is subject to federal, state and local income taxes.

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PRENTISS PROPERTIES TRUST

NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

Reconciliation between GAAP Net Income and Taxable Income

The following is a reconciliation of GAAP net income to taxable income for the years ended December 31, 2005, 2004 and 2003:

(in thousands)	2005	2004	2003

GAAP net income	$103,046	$62,423	$59,417
GAAP (net income) loss of taxable subsidiaries included above	1,238	(1,397)	(883)

GAAP net income from REIT operations	104,284	61,026	58,534
GAAP to tax adjustments:(1)
Depreciation and amortization	16,505	25,200	18,897
Gains and losses from capital transactions(2)	(15,261)	(11,946)	(4,783)
Straight-line rent adjustment, net of rents received in advance	(7,297)	(7,476)	(7,948)
Capitalized operating expenses and interest cost related to development projects	(17,797)	(5,822)	(182)
Interest income	484	484	482
Compensation expense	8,463	(2,162)	(665)
Other differences, net	6	(103)	648
Dividend income from captive REITs	4,475	—	—

Total GAAP to tax adjustments	(10,422)	(1,825)	6,449

Adjusted taxable income subject to distribution requirement(3)	$93,862	$59,201	$64,983

(1)	All adjustments to GAAP net income from REIT operations are net of amounts attributable to minority interest.
(2)	Represents the GAAP to tax difference for gains and losses including tax-deferred gain on transactions qualifying under Section 1031 of the Internal Revenue Code.
(3)	The distribution requirement was 90% in each of the years ended December 31, 2005, 2004 and 2003.

Characterization of Distributions

The classification of distributions presented below is determined out of our earnings and profits as defined by Section 316 of the Internal Revenue Code, which differs from federal taxable income.

The following table characterizes distributions paid per common share for the years ended December 31, 2005, 2004, and 2003:

(in thousands)	2005		2004		2003

Ordinary income	$0.487	21.74%	$1.213	54.15%	$1.426	63.66%
Return of capital	$0.224	10.00%	$1.027	45.85%	$0.814	36.34%
Capital gains	$1.529	68.26%	$0.000	0.00%	$0.000	0.00%

	$2.240		$2.240		$2.240

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PRENTISS PROPERTIES TRUST

NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

Prentiss Properties Resources, Inc. was incorporated in March 2001 to serve as a Taxable REIT Subsidiary and provide management and other services to our operating partnership and third-party clients. The management services business serves a broad base of clients, including major financial institutions and pension funds, large corporate users, real estate advisory firms and real estate investment groups. Prentiss Properties Resources, Inc. had a deferred tax liability totaling approximately $523,000, $550,000 and $643,000 at December 31, 2005, 2004 and 2003, respectively as detailed below:

(in thousands)

	Dr./(Cr.) 2005	Dr./(Cr.) 2004	Dr./(Cr.) 2003

Bad debt reserve	$194	$218	284
Accrued employee liabilities	189	28	(121)
Accrued depreciation & amortization	(356)	(149)	(220)
Loss from partnership interests	(576)	(559)	(556)
Other miscellaneous tax benefits	26	6	64
State tax reserve	—	(94)	(94)

Total deferred tax liability	$(523)	$(550)	$(643)

(23)	Pro Forma

The following unaudited pro forma consolidated statements of income are presented as if all of the properties acquired between January 1, 2005 and December 31, 2005 had occurred January 1, 2005 and 2004.

These pro forma consolidated statements of income should be read in conjunction with our historical consolidated financial statements and notes thereto for the year ended December 31, 2005, included herein. The pro forma consolidated statements of income are not necessarily indicative of what actual results would have been had the acquisitions actually occurred on January 1, 2005 and 2004 nor purport to represent our operations for future periods.

	For the Years Ended December 31,

Pro Forma	2005	2004

Total revenue	$299,413	$283,950
Income applicable to common shareholders before discontinued operations	$30,439	$4,123
Net income applicable to common shareholders	$94,670	$45,798
Basic earnings per share:
Income applicable to common shareholders before discontinued operations	$(0.66)	$0.09
Net income applicable to common shareholders	$2.07	$1.03
Weighted average number of common shares outstanding	45,778	44,330
Diluted earnings per share:
Income applicable to common shareholders before discontinued operations	$(0.66)	$0.09
Net income applicable to common shareholders	$2.07	$1.03
Weighted average number of common shares and common share equivalents outstanding	45,778	44,529

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PRENTISS PROPERTIES TRUST

NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

The following unaudited pro forma consolidated statements of income are presented as if all of the properties acquired between January 1, 2004 and December 31, 2004 had occurred January 1, 2004 and 2003.

These pro forma consolidated statements of income should be read in conjunction with our historical consolidated financial statements and notes thereto for the year ended December 31, 2005, included herein. The pro forma consolidated statements of income are not necessarily indicative of what actual results would have been had the acquisitions actually occurred as of January 1, 2004 and 2003 nor does it purport to represent our operations for future periods.

	For the Years Ended December 31,
Pro Forma (in thousands)
	2004	2003

Total revenue	$263,606	$253,438
Income applicable to common shareholders before discontinued operations	$10,461	$17,094
Net income applicable to common shareholders	$52,633	$53,170
Basic earnings per share:
Income applicable to common shareholders before discontinued operations	$0.24	$0.43
Net income applicable to common shareholders	$1.19	$1.33
Weighted average number of common shares outstanding	44,330	40,068
Diluted earnings per share:
Income applicable to common shareholders before discontinued operations	$0.23	$0.42
Net income applicable to common shareholders	$1.18	$1.32
Weighted average number of common shares and common share equivalents outstanding	44,529	40,270
(24)	Subsequent Events

On January 5, 2006, Brandywine Realty Trust completed the acquisition of the company pursuant to the Agreement and Plan of Merger dated as of October 3, 2005. On January 5, 2006, in conjunction with the consummation of the mergers through which Brandywine Realty Trust acquired the company, we completed the sale of the Prudential Properties to designees of The Prudential Insurance Company of America.

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UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On October 3, 2005, we, together with Brandywine Operating Partnership and Prentiss Properties Trust (“Prentiss”) agreed to combine our businesses by merging Prentiss into a subsidiary that we formed (the “Merger”) under the terms of the agreement and plan of merger attached as Exhibit 2.1 to our current report on Form 8-K filed with the SEC on October 4, 2005.

In our current report on Form 8-K that we filed with the SEC on January 10, 2006, we provided information on the consideration paid in the Merger and the current sale of the properties that we referred to as the “Prudential Acquisition.”

The accompanying unaudited pro forma consolidated statement of operations has been prepared based on certain pro forma adjustments to the historical consolidated statement of operations of Brandywine Realty Trust and Prentiss for the year ended December 31, 2005 to give effect for certain material transactions already completed or contemplated by Brandywine and Prentiss separately or as part of the REIT Merger/Prudential Acquisition including the following:

Prentiss

•	Impact of material acquisitions completed in 2005
•	Completed dispositions of properties including certain of the properties in Chicago, Illinois; Southfield, Michigan; and Dallas, Texas to which Prentiss had committed to a plan to sell
•	Financing and capital transactions completed in connection with financing these acquisitions or the use of proceeds from sales
•	Certain reclassifications to Prentiss’s historical financial statement presentation to conform with Brandywine’s financial statement presentation

REIT Merger/Prudential Acquisition

•	Impact of Prudential Acquisition
•

Effects of REIT Merger including financing transactions, issuance of shares by Brandywine Realty Trust, issuance of Class A units by Brandywine Operating Partnership, assumption of debt and application of purchase accounting

The historical consolidated statements of operations of Brandywine are contained in the company’s annual report on Form 10-K and other information on file with the Securities and Exchange Commission and incorporated by reference into this document.

We are not including unaudited pro forma balance sheets as of December 31, 2005 in this filing since balance sheets reflecting the impact of the Merger have been filed in our Quarterly Report on Form 10-Q for the quarters ending March 31, 2006 and June 30, 2006. The unaudited pro forma consolidated statement of operations should be read in conjunction with, and is qualified in its entirety by, the notes thereto and the historical consolidated statements of operations of both Brandywine Operating Partnership and Prentiss, including the respective notes thereto.

The accompanying unaudited pro forma consolidated statement of operations for the year ended December 31, 2005 has been prepared as if the completed or proposed transactions described above had occurred as of January 1, 2005. The historical financial statements of Prentiss Properties Trust reflect the operations of properties sold in the Prudential Acquisition and other transactions as part of discontinued operations and, accordingly, their results are excluded from the pro forma income from continuing operations. The unaudited pro forma consolidated statement of operations does not purport to be indicative of the results of operations that would actually have been achieved had the completed or proposed transactions described above occurred on the date indicated or which may be achieved in the future.

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BRANDYWINE REALTY TRUST

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

For the year ended December 31, 2005

(in thousands, except per share data)

	Brandywine	Prentiss

	Brandywine Historical	Prentis Historical	Reclassifica- tions (A)s	Acquisitions (B)	Prentiss as Adjusted	Subsequent Dispositions (C)	Pro Forma Adjustment		Brandywine Pro Forma

Revenue:
Rents	$328,072	$264,258	$(34,799)	$18,705	$248,164	$(29,325)	$11,802	(D)	$558,713
Tenant Reimbursements	49,509	—	28,988	1,682	30,670	(4,088)	—		76,091
Other	13,879	14,769	3,480	—	18,249	(21)	—		32,107

Total revenue	391,460	279,027	(2,331)	20,387	297,083	(33,434)	11,802		666,911
Operating Expenses
Property operating expenses	114,876	73,848	15,221	5,161	94,230	(9,629)	—		199,477
Real estate taxes	39,411	25,767	—	1,678	27,445	(4,280)	—		62,576
Depreciation and amortization	111,886	70,269	—	8,311	78,580	(7,176)	47,605	(E)	230,895
Administrative expenses	17,982	64,868	(15,221)	—	49,647	—	(34,400	) (F)	33,229

Total operating expenses	284,155	234,752	—	15,150	249,902	(21,085)	13,205	(G)	526,177

Operating income (loss)	107,305	44,275	(2,331)	5,237	47,181	(12,349)	(1,403)		140,734
Other Income (Expense):
Interest Income	1,376	—	2,331	—	2,331	—	—		3,707
Interest Expense	(74,363)	(75,981)	—	(9,231)	(85,212)	11,512	(15,360	) (H)	(163,423)
Gain on termination of interest rate hedges	—	7,475	—	—	7,475	—	(7,475	) (I)	—
Loss from impairment of mortgage loan receivable	—	(500)	—	—	(500)	—	500	(I)	—
Equity in income of real estate ventures	3,172	560	—	2,216	2,776	—	—		5,948
Net gain on sale of real estate	4,640	—	—	—	—	—	—		4,640

Income (loss) before minority interest	42,130	(24,171)	—	(1,778)	(25,949)	(837)	(23,738)		(8,394)
Minority Interest attributable to continuing operations	(1,331)	1,216	—	397	1,613	—	256	(J)	538

Income (loss) from continuing operations	40,799	(22,955)	—	(1,381)	(24,336)	(837)	(23,482)		(7,857)
Income allocated to Preferred Shares	(7,992)	(7,129)	—	—	(7,129)	—	7,129	(K)	(7,992)

Income (loss) allocated to Common Shares	$32,807	$(30,084)	$—	$(1,381)	$(31,465)	$(837)	$(16,353)		$(15,849)

Per share data (Q):
Basic earnings per Common Share from continuing operations	$0.59								$(0.17)
Diluted earnings per Common Share from continuing operations	$0.58								$(0.17)
Weighted average number of Common Shares outstanding	55,846							(L)	91,682
Weighted average number of common and dilutive common equivalent shares outstanding	56,105							(L)	91,940

The accompanying notes are an integral part of the unaudited pro forma consolidated financial statements.

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BRANDYWINE REALTY TRUST

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENT

(A) Represents the reclassification of certain Prentiss balances as described below:

•	Prentiss includes lease termination fees as a component of “Rental income”. These amounts have been reclassified to “Other revenue” to conform to Brandywine’s financial statement presentation.
•

Tenant reimbursements were included by Prentiss as a component of “Rental income”. These amounts have been reclassified to “Tenant reimbursements” to conform to Brandywine’s financial statement presentation.

•

Interest income was included by Prentiss as a component of “Service business and other income”. These amounts have been reclassified to “Interest income” to conform to Brandywine’s financial statement presentation.

•

Administrative expenses related to the management services business were included by Prentiss in “Expenses of service business”. These amounts have been reclassified to “Property operating expenses” to conform to Brandywine’s financial statement presentation.

(B) During 2005, Prentiss acquired nine office buildings totaling approximately 1.5 million net rentable square feet (the “Acquired Properties”). Information related to the Acquired Properties is included in the table below:

	Market	Month of Acquisition	Number of Buildings	Net Rentable Square Feet	Acquisition Price

				(in thousands)	(in thousands)
2005 Acquired Properties
President’s Plaza	Herndon, Virginia	Feb-05	2	197	$51,818
Tysons International Partners	Tysons Corner, Virginia	May-05	2	456	103,222
1333 Broadway	Oakland, California	Jul-05	1	238	40,027
Concord Airport Plaza	Concord, California	Aug-05	2	350	69,457
Cooperative Way	Herndon, Virginia	Oct-05	2	300	79,241

Acquired Properties			9	1,541	$343,765

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The operating results for the 2005 Acquired Properties since the date of acquisition are already included in Prentiss’s historical results from operations. The pro forma amounts below represent the additional amounts necessary to reflect the results of the 2005 Acquired Properties for the period from January 1, 2005 through the acquisition date for the 2005 Acquired Properties.

	2005 Acquired Properties

	President’s Plaza	Tysons International Partners	1333 Broadway	Concord Airport Plaza	Cooperative Way	Pro Forma Adjustments		Total Acquisitions

Revenue:
Rents	$557	$3,881	$2,913	$4,515	$6,559	$280	B-1	$18,705
Tenant Reimbursements	23	330	117	1,125	87	—		1,682
Other	—	—	—	—	—	—		—

Total revenue	580	4,211	3,030	5,640	6,646	280		20,387
Operating expenses
Property operating expenses	141	1,017	1,481	1,406	1,531	(415)	B-2	5,161
Real estate taxes	58	452	247	370	551	—		1,678
Depreciation and amortization	—	—	—	—	—	8,311	B-3	8,311
Administrative expenses	—	—	—	—	—	—		—

Total operating expenses	199	1,469	1,728	1,776	2,082	7,896		15,150

Operating Income	381	2,742	1,302	3,864	4,564	(7,616)		5,237
Other Income (Expenses):
Interest Income	—	—	—	—	—	—		—
Interest Expense	—	(8,831)	—	—	—	(400)	B-4	(9,231)
Loss on investment in securities								—
Loss from impairment of mortgage loan								—
Equity in income of real estate ventures	—	—	—	—	—	2,216	B-5	2,216
Net gain on sale of real estate	—	—	—	—	—	—		—

Income before minority interest	381	(6,089)	1,302	3,864	4,564	(5,800)		(1,778)
Minority Interest attributable to continuing operations	—	—	—	—	—	397	B-6	397

Income from continuing operations	$381	$(6,089)	$1,302	$3,864	$4,564	$(5,403)		$(1,381)

B-1

Reflects the adjustment necessary to record rental income for in-place leases on a straight-line basis beginning January 1, 2005 and amortization of the above and below market lease values from the 2005 Acquired Properties over the remaining noncancelable term of the leases ranging from 1 to 9 years.

B-2

Reflects adjustments to exclude historical property management fees paid to third parties (through the dates of acquisition) as the 2005 Acquired Properties will be managed by an entity affiliated with Prentiss.

B-3

Reflects depreciation and amortization related to the 2005 Acquired Properties. Purchase price allocated to buildings and improvements is amortized over their estimated useful lives of 40 years. Purchase price allocated to other real estate assets is amortized over the estimated useful lives ranging from 1 to 9 years.

B-4

Reflects the additional interest costs for the year ended December 31, 2005 that would have been incurred by Prentiss had the properties been acquired on January 1, 2005, offset by an adjustment to remove an $8.8 million non-recurring charge resulting from early prepayment of debt in connection with the acquisition of Tysons International Properties. The increased interest cost results from $68.3 million of debt assumed with the Acquired Properties and $236.1million of borrowings under Prentiss’s revolving credit facility. The increase in interest cost from the debt assumptions is partially offset in the pro forma adjustments by the amortization of the fair value adjustment to the debt assumed. Interest costs from additional borrowings under Prentiss’s revolving credit facility are based on 30-day LIBOR of 5.33% plus 95 basis points. Each 1/8th of 1% increase in the annual interest rate of the revolving credit facility will increase interest expense by approximately $0.1 million.

B-5

On May 2, 2005, Prentiss completed a transaction in which it acquired the remaining 75% interest in the properties owned by Tysons International Partners, a joint venture that prior to the transaction was owned 25% by Prentiss and 75% by an unrelated party. Concurrent with the acquisition of the remaining 75%, the results of operations were consolidated with and into the accounts of Prentiss. The adjustment reflects the elimination of equity in income from Tyson International Partners that was recognized by Prentiss prior to the acquisition and represents a prepayment penalty on the early extinguishment of debt.

B-6

Reflects the 49% minority interest in pro forma net income of the President’s Plaza Properties and the 1333 Broadway Property. Also reflects the adjustment to minority interest due to holders of Prentiss Operating Partnership common units based on the pro forma net income change and the additional Operating Partnerships common units issued in the Concord Airport Plaza acquisition.

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(C) Adjustment to reflect three properties sold or classified as held for sale in 2006 that were not classified as held for sale at December 31, 2005. Interest expense is adjusted by $6.6 million to reflect the paydown of borrowings from net proceeds received and by $4.6 million to reflect the elimination of interest expense related to secured debt on one of the properties.

(D) Rents are adjusted to: (i) remove Prentiss’s historical straight-line rent adjustment; (ii) recognize the total minimum lease payments provided under the acquired leases on a straight-line basis over the remaining term as if the merger had occurred on January 1, 2005; and (iii) include amortization of the asset and liability created at the merger date associated with acquired leases where the net present value was assumed to be favorable or unfavorable to relative estimated market rates as if the merger had occurred on January 1, 2005.

(E) Represents the increase in depreciation and amortization expense as a result of the step-up in basis to record Prentiss’s real estate at the estimated fair value as if the merger had occurred on January 1, 2005 and the increase in amortization expense related to intangible assets associated with acquired leases that were recognized under purchase accounting. Allocations of the step-up to fair value were estimated between depreciable and non-depreciable components based on the asset type and market conditions. An estimated useful life of approximately 40 years was assumed to compute the adjustment to real estate depreciation. For assets and liabilities associated with the value of in place leases, the amortization expense was calculated over the remaining terms of the leases.

(F) Represents $28.8 million in severance and related costs for the merger transaction incurred by Prentiss in the fourth quarter of 2005 and $5.6 million of accelerated vesting of restricted shares as a result of the merger transaction. These amounts have been excluded from these pro forma financial statements as such effects are considered to be non-recurring.

(G) Management of Brandywine expects that the merger will create operational and general and administrative cost savings, including property management costs, costs associated with corporate administrative functions and executive compensation. There can be no assurance that Brandywine will be successful in achieving these anticipated cost savings. No estimate of these expected future cost savings has been included in the pro forma financial statements. Such adjustments cannot be factually supported within the Securities and Exchange Commission regulations governing the preparation of pro forma financial statements until such time as the operations of the two companies have been fully integrated.

(H) Adjustments to interest expense are as follows (in thousands):

	Principal Balance	Weighted Average Interest Rate	Year ended December 31, 2005

Estimated incremental unsecured LIBOR based borrowings	$70,926	5.78%	$4,100	H-1
Impact of Guaranteed Notes due 2012	300,000	5.75%	17,642	H-2
Impact of Guaranteed Notes due 2016	250,000	6.00%	15,208	H-2
Impact of secured loans prepaid	(74,019)	7.39%	(5,474)	H-3
Eliminate historical premium amorization on assumed debt			589
Amortization of new debt premium in purchase accounting			(2,731)
Adjustment for historical interest not recurring			(13,974)	H-4

			$15,360

(H-1) Represents the net amount of incremental borrowings after considering sales of certain Prentiss properties subsequent to the close of the Prentiss merger.

(H-2) Represents notes issued in March 2006, the proceeds of which were used to refinance bridge financing obtained at the close of the Prentiss merger.

(H-3) Represents Prentiss secured debt prepaid prior to the close of the merger.

(H-4) Represents interest savings as a result of the use of proceeds from sales of Prentiss properties prior to the close of the merger as if they occurred on January 1, 2005.

The pro forma increase in interest expense as a result of the assumed issuance of new debt in the merger is calculated using current market rates (LIBOR of 5.33%) as if the borrowings had been outstanding as of January 1, 2005. Each 1/8 of 1% increase in the annual interest rate assumed with respect to the debt will increase the pro forma interest expense by $0.09 million for the year ended December 31, 2005.

(I) The effects of Prentiss’s historical gains on termination of interest rate hedges of $7,475 and loss from impairment of mortgage loan receivable of $(500) have been excluded from these pro forma financial statements as such effects are considered to be non-recurring.

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(J) Adjustment to reflect the pro forma impact of the minority interest attributable to continuing operations assuming all Prentiss Operating Partnership units which were converted to Brandywine Operating Partnership units had been outstanding as of January 1, 2005.

(K) During the year ended December 31, 2005, Prentiss had outstanding Series D preferred shares which were convertible into Prentiss common shares at a rate of $26.50 per share. The holder of these shares converted the preferred shares into Prentiss common shares in 2005 and these pro forma financial statements reflect such conversion as if it occurred on January 1, 2005, and the related preferred distributions have been removed.

(L) The calculations of basic and diluted earnings from continuing operations attributable to common units per share are as follows:

	For the year ended December 31, 2005

	Brandywine Historical		Brandywine Pro Forma

	Basic	Diluted	Basic	Diluted

Weighted average common shares outstanding	55,846,268	55,846,268	55,846,268	55,846,268
Options and warrants	—	258,320	—	258,320
Pro forma adjustment for additional common shares issued as part of the merger	—	—	35,835,408	35,835,408

Total weighted average common shares outstanding	55,846,268	56,104,588	91,681,676	91,939,996

Earnings (loss) per Common shares, Continuing Operations	$0.59	$0.58	$(0.17)	$(0.17)

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Exhibits

EX-23.1 CONSENT OF PRICEWATERHOUSECOOPERS LLP

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Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRANDYWINE REALTY TRUST
Date: September 27, 2006	By:	/s/ Gerard H. Sweeney

Gerard H. Sweeney President and Chief Executive Office

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Exhibit Index

Exhibit Number	Description

23.1	Consent of PricewaterhouseCoopers LLP